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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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REGIS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held October 23, 2008

TO THE SHAREHOLDERS OF REGIS CORPORATION:

        The Annual Meeting of the Shareholders of Regis Corporation (referred to as "we," "us," "our," "Regis" and the "Company") will be held at our executive offices located at 7201 Metro Boulevard, Edina, Minnesota, 55439, on October 23, 2008, commencing at 9:00 a.m., for the following purposes:

  1.
  To elect as directors the seven nominees named in the attached proxy statement to serve for a one-year term and until their successors are elected and qualified;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

  3.
  To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only holders of record of our Common Stock at the close of business on August 26, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

        A list of shareholders entitled to vote at the Annual Meeting will be available for examination, for any purpose germane to the Annual Meeting, at our executive offices during ordinary business hours for at least ten days prior to the Annual Meeting and for the duration of the Annual Meeting itself.

        Whether or not you plan to attend the Annual Meeting in person, please vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions provided to you. If you requested a paper copy of the proxy card by mail, you may also date, sign and mail the proxy card in the postage-paid envelope that is provided with your proxy card. Should you nevertheless attend the Annual Meeting, you may revoke your proxy and vote in person.

        Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf.

By Order of the Board of Directors

Eric A. Bakken Secretary

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY BY TELEPHONE, INTERNET, OR MAIL.

September 9, 2008

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 23, 2008

        This Proxy Statement is furnished to shareholders of REGIS CORPORATION, a Minnesota corporation (the "Company"), in connection with the solicitation on behalf of our Board of Directors (the "Board") of proxies for use at the annual meeting of shareholders to be held on October 23, 2008, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        The address of our principal executive office is 7201 Metro Boulevard, Edina, Minnesota 55439.

AVAILABILITY OF PROXY MATERIALS

        As permitted by rules recently adopted by the Securities and Exchange Commission, we are making our proxy materials, which include our Notice of Annual Meeting of Shareholders, Proxy Statement, Form 10-K and Annual Report to Shareholders (the "Notice"), available to our shareholders over the Internet. We believe that this new e-proxy process will expedite our shareholders' receipt of proxy materials and lower the costs, and reduce the environmental impact, of our annual meeting. In accordance with this new rule, we sent shareholders of record as of the close of business on August 26, 2008 a Notice of Internet Availability of Proxy Materials, which mailing will commence on or about September 9, 2008. The Notice contains instructions on how these shareholders can access our proxy materials and vote their shares over the Internet. If you would like to receive a printed copy of our proxy materials from us instead of downloading them from the Internet, please follow the instructions for requesting such materials included in the Notice.

SOLICITATION AND REVOCATION OF PROXIES

        The costs and expenses of solicitation of proxies will be paid by us. In addition to the use of the mails, proxies may be solicited by our directors, officers and regular employees personally or by telegraph, telephone or letter without extra compensation.

        Proxies to vote at our annual meeting are solicited on behalf of the Board. Any shareholder giving a proxy may revoke it at any time before it is exercised by attending the annual meeting and revoking it or by providing written notice of revocation or by submitting another proxy bearing a later date to our Secretary at the address set forth above. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon. In addition, the proxies will grant the persons entitled to vote the proxied shares the authority to vote to adjourn the meeting.

 VOTING RIGHTS

        Only shareholders of record as of the close of business on August 26, 2008, will be entitled to execute proxies or to vote. On that date, there were 43,078,627 shares issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares represented in person or by proxy at the meeting is required to transact business, and constitutes a quorum for voting on items at the meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being represented at the meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at this annual meeting and entitled to vote is required for the election to the Board of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors. The affirmative vote of the holders of the greater of (1) a majority of the shares of our Common Stock present in person or by proxy entitled to vote on the proposal or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting is required for approval of the other proposal presented in this Proxy Statement. A shareholder who abstains with respect to that proposal will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote) is not deemed to be present in person or by proxy for the purpose of determining whether a proposal has been approved. If your shares are held directly and you decide to vote electronically, please follow the directions on your proxy card.

 ITEM 1
ELECTION OF DIRECTORS

        Seven directors are to be elected at this annual meeting, each to hold office for one year until the 2009 annual meeting of shareholders. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the seven persons named below for election as directors. All of the nominees are presently directors of Regis. Myron Kunin, a current director of the Company, will retire from the Board when his term expires at the annual meeting.

        The enclosed proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as directors of Regis. In the event any one or more of such nominees shall unexpectedly become unavailable for reelection, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the Board. The following table contains certain information with respect to the nominees:

Name and Age	Position
Rolf F. Bjelland (70)	Director
Paul D. Finkelstein (66)	President, Chief Executive Officer, and Chairman of the Board
Thomas L. Gregory (72)	Director
Van Zandt Hawn (63)	Director
Susan S. Hoyt (64)	Director
David B. Kunin (49)	Director
Stephen Watson (63)	Director

        Mr. Bjelland was elected a director of Regis in 1983. Since 1983, Mr. Bjelland has held various executive positions with Lutheran Brotherhood (now called Thrivent Financial for Lutherans), a fraternal insurance society, and was President and Chairman of Lutheran Brotherhood Mutual Funds until his retirement in 2002. He is the chairman of the board of the CUNA Mutual Fund Group of Madison, Wisconsin.

        Mr. Finkelstein has served as President and Chief Executive Officer of Regis since July 1, 1996, Chairman of the Board since May 4, 2004, and was Chief Operating Officer of Regis from December 1987 until June 30, 1996. He has been a director of Regis since 1987.

        Mr. Gregory was elected a director of Regis in November 1996. Mr. Gregory had been a director of Supercuts, Inc. from 1991 until Supercuts was acquired by a subsidiary of Regis on October 25, 1996. He was Chairman of the Board of Supercuts from January 4, 1996 until October 25, 1996, and served as interim Chief Executive Officer of Supercuts from January 4, 1996 until January 31, 1996. From 1980 through 1994, Mr. Gregory held various executive positions with Sizzler International, Inc. and its predecessors, including President, Chief Executive Officer, Director and Vice Chairman. He is currently a director of The Cheesecake Factory, Inc., the owner and operator of upscale, full-service, casual dining restaurants throughout the United States.

        Mr. Hawn was elected a director of Regis in 1991. Mr. Hawn founded Goldner Hawn Johnson & Morrison Incorporated, a private investment firm, where he served as a managing director from 1989 until his retirement on December 31, 2007.

        Ms. Hoyt was elected a director of Regis in 1995. Since 1996, she has been Executive Vice President of Human Resources of Staples, Inc. From 1991 to 1996, she was Executive Vice President of Store Operations for the Dayton Hudson Department Stores Division of Dayton Hudson Corporation.

        Mr. David Kunin was elected a director of Regis in 1997. He is Chief Executive Officer of Beautopia, LLC, a manufacturer of hair care products. He was Vice President, Marketing, of Regis from November 1992 until February 1997 when he became Chief Executive Officer of Beautopia LLC, and Vice President of The Regis Foundation.

        Mr. Watson was elected a director of Regis in 2008. From 1973 through 1996, Mr. Watson held various executive officer positions with Dayton Hudson Corporation, including Chairman and Chief Executive Officer of Dayton Hudson Department Stores Co. and President of Dayton Hudson Corporation. From 1997 until his retirement in 2002, Mr. Watson was President and Chief Executive Officer of Gander Mountain Company. In addition to his role as a director of Regis, Mr. Watson is currently also a director of Eddie Bauer Holdings, Inc., a retailer of apparel and accessories for the active outdoor lifestyle, and Kohl's Corporation., a specialty, family-focused, value-oriented department store.

CORPORATE GOVERNANCE

        The Board believes that good corporate governance is paramount to ensure that we are managed for the long-term benefit of our shareholders. As part of our ongoing efforts to constantly improve corporate governance, the Board and management have undertaken a number of initiatives to improve our corporate governance policies and practices.

        Shareholders and other interested persons may view our Corporate Governance Guidelines on our website at www.regiscorp.com. This information is also available in printed form free of charge to any shareholder who requests it by writing to our Secretary at 7201 Metro Boulevard, Edina, Minnesota 55439.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all of our employees, directors and officers, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act and is our "code of business conduct and ethics" within the meaning of the listing standards of the New York Stock Exchange ("NYSE"). The Code of Ethics is posted on our website at www.regiscorp.com. You may request copies, which will be provided free of charge, by writing to Corporate Secretary, Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439. We intend to promptly disclose future amendments to certain provisions of our Code of Ethics, and any waivers of provisions of the Code of Ethics that are required to be disclosed under the rules of the Securities and Exchange Commission ("SEC") or under the listing standards of the NYSE, at the same location on our website.

Director Orientation and Continuing Education

        Our Nominating and Corporate Governance Committee and the Board oversee the orientation and continuing education of our directors.

Director Independence

        With the adoption of our Corporate Governance Guidelines, the Board established independence standards in accordance with the requirements of the NYSE corporate governance rules. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, no director or director nominee may be deemed independent if the director or director nominee:

•
has in the past three years:
•
received (or whose immediate family member has received) more than $100,000 per year in direct compensation from us, other than director or committee fees;

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been an employee of ours;

•
had an immediate family member who was an executive officer of ours;

•
been (or whose immediate family member has been) an affiliate or employee of a present or former internal or independent auditor of Regis;

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been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee within the past three years has included a present executive officer of Regis; or

•
is currently an employee or executive officer (or has an immediate family member who is an executive officer) of another company that makes payments to us, or receives payments from us, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company's consolidated gross revenues.

        Under our director independence standards described above, the Board has determined that each director, with the exception of Mr. Finkelstein, Mr. Myron Kunin and Mr. David Kunin, is independent. A majority of our Board members is independent.

Communications with the Board

        Shareholders and other interested parties who wish to contact the Board, any individual director or the non-management or independent directors as a group, are welcome to do so by writing to our Secretary at the following address: Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

        Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.

Executive Sessions of Non-Management and Independent Directors

        In order to promote open discussion among non-management directors, the Board has implemented a policy of conducting executive sessions of non-management directors in connection with each regularly scheduled Board meeting. Shareholders may communicate with the non-management directors as a group by following the procedures described above under "Communications with the Board."

        The Chairman of the Audit Committee presides over executive sessions of the independent and non-management directors. Shareholders may communicate with the presiding director or the independent and non-management directors as a group by following the procedures described above under "Communications with the Board."

Committees of the Board

        The Board has three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

        The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee may be viewed on our website at www.regiscorp.com under "Corporate Governance." The charters are also available in printed form free of charge to any shareholder who requests them by writing to our Secretary at 7201 Metro Boulevard, Edina, Minnesota 55439. The charters include information regarding the committees' composition, purpose and responsibilities.

        The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee qualify as independent directors as defined under the NYSE corporate governance rules.

        The Board committees have responsibilities as follows:

Audit Committee

        This committee assists the Board in discharging its oversight responsibility to the shareholders and investment community regarding: (i) the integrity of our financial statements and financial reporting processes; (ii) our internal accounting systems and financial and operational controls; (iii) our audit, accounting and financial reporting processes; (iv) the engagement, qualifications and independence of the independent auditor; (v) the performance of our internal audit activities; and (vi) compliance with our ethics programs, including the Code of Ethics, our whistle-blower policy, and legal and regulatory requirements.

        In carrying out these duties, this committee maintains free and open communication between the Board, the independent auditor and our management. This committee meets with management and the independent auditor at least quarterly.

        In addition, this committee conducts quarterly meetings or conference calls with management and the independent auditor prior to our earnings releases to discuss the results of the independent auditor's quarterly reviews and fiscal year-end audit.

        The Board has determined that all members of the Audit Committee meet the NYSE definitions of independence and financial literacy for Audit Committee members. In addition, Rolf Bjelland, an independent director and the Chairman of the Audit Committee, has been determined by the Board to be an audit committee financial expert for purposes of the SEC rules and possesses accounting or related financial management expertise as required by the NYSE. Members serving on the Audit Committee do not currently serve on the audit committee of more than three public companies.

Compensation Committee

        The primary responsibilities of this committee are (i) to determine and approve, or make recommendations to the Board with respect to, the compensation and benefits packages of all executive officers; and (ii) to consider and recommend incentive compensation and equity-based plans. Additional information about the responsibilities of the Compensation Committee is provided below under "Executive Compensation—Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

        This committee discharges the Board's responsibilities related to general corporate governance, including Board organization, membership and evaluation. It also reviews and recommends to the Board corporate governance principles and presents qualified individuals for election to the Board. Finally, this committee oversees the evaluation of the performance of the Board and each standing committee of the Board. For further information regarding our director nomination process, see "Director Nomination Process" below.

Board Meetings and Attendance

        The Board held seven meetings during the fiscal year ended June 30, 2008. Each incumbent director attended, in person or by teleconference, at least 75% of the meetings of both the Board and Board committees on which he or she served. Our Board does not have a formal policy relating to Board member attendance at annual meetings of shareholders; however, our directors are encouraged to attend the meeting each year. Each of the then-serving directors attended the 2007 annual meeting of shareholders.

        The following table shows the number of meetings held in fiscal 2008 and the names of the directors currently serving on each committee:

Committee	Number of Meetings During Fiscal 2008	Members
Audit	5	Rolf Bjelland* Thomas Gregory Van Zandt Hawn Stephen Watson
Compensation	3	Susan Hoyt* Rolf Bjelland Thomas Gregory Stephen Watson
Nominating and Corporate Governance	4	Van Zandt Hawn* Thomas Gregory Susan Hoyt Stephen Watson

*
Committee Chair

Director Nomination Process

        The Nominating and Corporate Governance Committee is responsible for screening and recommending director candidates to the full Board for nomination. The Nominating and Corporate Governance Committee will consider nominations received from our shareholders, provided that proposed candidates meet the requisite director qualification standards discussed below. When appropriate, the Committee will also engage an independent third-party search firm. The Committee will then evaluate the resumes of any qualified candidates recommended by shareholders and search firms, as well as by members of the Board. Generally, in order to be considered for nomination, a candidate must have:

  •
  high professional and personal ethics and values;

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  a strong record of significant leadership and meaningful accomplishments in his or her field;

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  broad experience;

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  the ability to think strategically;

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  sufficient time to carry out the duties of Board membership; and

  •
  a commitment to enhancing shareholder value and representing the interests of all shareholders.

        Candidates are evaluated based on these qualification standards and the current needs of the Board.

        All shareholder nominations must be accompanied by a candidate resume which addresses the extent to which the nominee meets the director qualification standards. Nominations will be considered only if we are currently seeking to fill an open director position. All nominations by shareholders should be sent to the Chairperson of the Nominating and Corporate Governance Committee c/o the Senior Vice President, General Counsel and Secretary at Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

        In fiscal 2008, our Nominating and Corporate Governance Committee recommended, and our Board elected, Mr. Watson as a director. Mr. Watson was initially identified as a director candidate by two of our non-management directors, and then he was evaluated by our Nominating and Corporate Governance Committee in accordance with the standards set forth above.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Compensation Discussion and Analysis ("CD&A") describes the basic objectives, principles, decisions and rationale underlying our compensation policies and decisions as well as the material elements of the compensation of our executive officers identified in the Summary Compensation Table on page [22] (the "Named Executive Officers"). The CD&A should be read in conjunction with the compensation tables beginning on page [22].

Compensation Philosophy

        The compensation programs for our executive officers have been established by the Compensation Committee (referred to as the "Committee" in the Executive Compensation section of this Proxy Statement) and are structured to motivate our executive officers, including our Named Executive Officers, to achieve the pre-established business goals set by the Board. Accordingly, our compensation programs are intended to work together to reward our executive officers for achieving such goals, to induce their commitment and continued service with the Company, and to align their interests with those of our shareholders through equity compensation and stock ownership requirements. The Committee has established an executive pay philosophy that targets total remuneration (i.e., base salary + annual- and long-term incentives + benefits) around the market median, relative to our Peer Group (identified below) as well as the broader retail market, subject to adjustments in the Committee's discretion based on company-wide and individual performance factors.

        As described in more detail below, the Committee reviews and approves each element of compensation and the level of each element for our executive officers, including the Named Executive Officers. In its review, the Committee looks at peer group information to assess the appropriateness of the mix of compensation elements and the targeted levels of rewards for each compensation element, but does not use a particular formula for determining the exact mix or amount of compensation. Accordingly, while the Committee strives to structure a total compensation package that is competitive with the market median, the Committee has discretion to make subjective determinations based on its perceptions of both company-wide and individual performance when selecting the mix and levels of compensation. Since total remuneration for our executive officers is driven by market compensation levels, most of the Committee's decisions are made on the basis of information and recommendations on market practices provided by Hay Group. Hay Group provides executive compensation consulting services to the Committee.

        The compensation paid to the Named Executive Officers in fiscal 2008 was determined primarily by making incremental changes to our historical compensation programs that have developed based on our compensation philosophy. The Committee's ability to rely on historical compensation programs with only incremental changes is due, in part, to the fact that many of our executive officers have been employed by Regis for many years and are familiar with the general programs.

Compensation Committee Responsibilities

        The Committee is charged with developing and administering the base salary, annual (i.e., bonus) and long-term incentive, and benefit programs for our executive officers. In developing the compensation programs, a basic objective for the Committee is that the total compensation paid to the Named Executive Officers be fair, reasonable and competitive in relation to the median compensation for similar positions at our peer group of companies, as identified below (the "Peer Group"), as well as in the broader retail market. This objective is consistent with our executive pay philosophy.

        The primary purpose of the Committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers. The duties and responsibilities of the Committee are:

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  to determine and approve, or make recommendations to the Board with respect to, the compensation of all executive officers; and

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  to consider and recommend the structure of, and changes in, our incentive compensation and equity-based plans.

Role of Executive Officers in Compensation Decisions

        The Committee believes that in order for our executive compensation programs to be effective, management must have an opportunity to provide input. Committee meetings are regularly attended by our President and Chief Executive Officer; Senior Executive Vice President and Chief Financial & Administrative Officer; Senior Vice President and General Counsel; and other executives as needed. In particular, our Chief Executive Officer has an opportunity to present materials and discuss management's views regarding compensation issues. Our Chief Executive Officer furnishes his input to the Committee on the compensation of the other Named Executive Officers and he may be present during deliberations and voting on the other executives' compensation. However, our Chief Executive Officer may not be present during deliberations and voting regarding his own compensation, as well as during other executive sessions of the Committee.

Setting Compensation

In General

        The Committee has selected and engaged Hay Group as its independent consultant on executive compensation. Hay Group prepares competitive pay analyses regarding both the Peer Group referenced in the next paragraph below and the broader market, provides information on our performance compared to the Peer Group, and advises the Committee on the level and design of compensation programs for our executive officers. The Chairperson of the Committee works directly with Hay Group to determine the scope of the work needed to assist the Committee in its decision-making processes. Hay Group also works with management consistent with Committee direction to gain a better understanding of our pay policies and practices, and to facilitate the development of our compensation strategies and approach to determining compensation levels.

Our Peer Group

        In making overall compensation decisions, the Committee compares each element of total compensation against the Peer Group data and against broader retail market data, each as prepared by Hay Group. The Peer Group used by the Committee to benchmark the compensation of our Named Executive Officers was developed in the fall of 2006 and was approved in February 2007. The composition of the Peer Group was last reviewed in connection with setting compensation for fiscal 2007. We expect to review the composition of the Peer Group at least every other year and adjust it as the Committee determines to reflect changes at Regis or at members of our Peer Group (e.g., changes in lines of business, mergers, acquisitions, spin-offs and the like). We do not believe that there are any companies that are exact competitors or peers within our industry. Accordingly, we have selected companies for our Peer Group based on the following criteria, which are representative of our key business characteristics:

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  Annual revenues on a system-wide basis between one-half to two times our revenue;

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  Small box specialty retail and service companies;

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  Customer service element is critical to business;

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  Exclusion of apparel companies, due to the increased risk such companies confront in forecasting fashion trends far enough in advance to order product and manage inventory; and

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  Companies targeting a moderate customer in terms of income and style.

        Each of the companies comprising our current 15-member Peer Group meet a majority of those criteria. The companies are:

•	Advanced Auto Parts, Inc.	•	Foot Locker, Inc.	•	Papa John's International, Inc.
•	Applebee's International, Inc.	•	Game Stop Corp.	•	PetSmart, Inc.
•	Auto Zone, Inc.	•	Guitar Center, Inc.	•	Radio Shack Corp.
•	Brinker International, Inc.	•	H&R Block, Inc.	•	Service Corporation International
•	CBRL Group, Inc.	•	Jack in the Box, Inc.	•	Starbucks Corp.

        The Peer Group provides direct incumbent information on a job title match basis (e.g., Chief Executive Officer, Chief Financial Officer) for the companies with which we compete for executive talent. Hay Group's Retail Industry Total Remuneration Survey (the "Hay Group Survey" or the "Survey") is used to provide an additional benchmark for compensating the Named Executive Officers and furnishes compensation data on the broader retail market place (covering over 70 organizations, a majority of which are specialty stores). The Survey provides the Committee with information on the broader market that the Company competes in and how the Peer Group compares to this broader market. The compensation data utilized from the Survey is selected based on job content since data based on matching titles derived from proxy statement information may not be available or may not adequately represent the actual job content of our executive officers.

        The data from the Peer Group and the Hay Group Survey includes base salary, annual incentive bonus, equity incentive compensation and benefits and perquisites for the named executive officers of those companies. The data provides the Committee with market information for executives and accounts for the considerable variation in compensation that corresponds to differing levels of responsibility and duties by title among Named Executive Officers.

Compensation Elements

In General

        The compensation and benefits programs for our Named Executive Officers work together toward the recruitment, retention and motivation of the executive talent required to successfully manage and grow our business and to achieve our short and long-term business objectives. Beyond that, individual elements of compensation are designed for different purposes. The elements of compensation for our Named Executive Officers are:

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  Base salary, which is designed to attract and retain executives over time;

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  Annual incentive (bonus) compensation, which is designed to focus executives on achieving the business objectives established by the Board for a particular year, including specific objectives related to earnings per share ("EPS");

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  Long-term incentive compensation, consisting of stock appreciation rights ("SARs"), restricted stock and restricted stock units ("RSUs"), which is designed to focus executives on the long-term success of the Company, as reflected in increases in our stock price, and to encourage stock ownership that aligns the interests of our executives with those of our shareholders; and

  •
  Benefits, which are designed to provide long-term executive retention and commitment to the Company.

        In addition, Named Executive Officers may receive termination or change in control compensation and benefits. Termination compensation and benefits are designed to ease an employee's transition due to an unexpected employment termination, while change in control compensation and benefits are designed to encourage employees to remain focused on our business in the event of rumored or actual fundamental corporate changes.

        As previously stated, the Committee has a long-standing total remuneration (i.e., base salary + annual- and long-term incentives + benefits) executive pay philosophy that aims to provide an aggregate compensation package that is competitive around the median of the market relative to both our Peer Group and the broader retail market, while individual compensation elements may exceed or lag the market median. To this end, the Committee establishes the amount and mix of base salary and variable compensation by referencing market practices for total compensation and for each element, subject to adjustments in the Committee's discretion based on company-wide and individual performance factors. In developing the total compensation package for a Named Executive Officer, the Committee considers the internal relationship of pay across all executive positions. The Committee structures variable compensation that provides the opportunity to earn above market compensation for results above target and below market compensation when the target is missed.

Base Salary

        The Committee views a competitive base salary as an important component to attract and retain executive talent. Base salaries also serve as the foundation for the annual incentive (bonus) plan, which expresses the bonus opportunity as a percent of base salary.

        The Committee considers both internal equity and external competitiveness in determining the base salary of our Named Executive Officers. The Committee strives to set a base salary that is appropriately competitive for each executive officer based on our executive pay philosophy and given his or her individual experience and performance. This approach is applied consistently for all executive officers. After considering input from our Chief Executive Officer regarding the performance of the other Named Executive Officers, the Committee uses its judgment regarding individual performance, market competitiveness, length of service and other factors, including Company performance, that it deems relevant to determine the appropriate base salary and size of any salary increase for each Named Executive Officer. The review of individual performance includes a specific review of the individual performance of Messrs. Finkelstein and Pearce conducted jointly by the Committee and the Nominating and Corporate Governance Committee, and more general reviews of the individual performance of the other Named Executive Officers, focused primarily on the scope of responsibilities of each Named Executive Officer.

Base Salary Decisions for Fiscal 2008

        The base salaries paid in fiscal 2008 to each of our Named Executive Officers are shown under the "Salary" column of the Summary Compensation Table. Changes in base salaries are typically considered by the Committee in April (to be effective in July) each year. In April 2007 and April 2008 base salaries for the executive officers were increased slightly for each of fiscal 2008 and fiscal 2009, respectively, based on historical rates of annual increase, and to adjust for inflation. When we adjusted compensation packages in 2007, we eliminated certain benefits and adjusted the base salaries of our Named Executive Officers to maintain the overall level of compensation of these executives. These changes were carried forward to fiscal 2008. As a result, the base salary amounts reported for fiscal 2007 and 2008 reflect an increase made in fiscal 2007 in connection with the elimination of certain benefits. A discussion of our continuing benefits program is described below in the "Benefits" section.

Annual Incentive (Bonus) Compensation

        Annual incentive (bonus) compensation for our Named Executive Officers is determined each year under the Regis Corporation Short Term Incentive Compensation Plan (the "Short Term Plan"). Annual cash bonus amounts are established under the Short Term Plan, and payouts are based on achievement of EPS targets (described below). The Committee believes that EPS is an objective measure that serves as a reasonable gauge of our bottom-line performance because it takes into account all aspects of our financial performance ..

        Each year, the Committee evaluates our annual and long-term strategic plan to determine if the EPS financial metrics are appropriate to measure achievement of our objectives and to motivate executives. Based on discussions with our Chief Executive Officer and Chief Financial & Administrative Officer, the Board determines the financial metrics to be included in the Short Term Plan. The metrics are generally approved in April each year.

Annual Incentive Compensation Decisions for Fiscal 2008

        The Short Term Plan provides for a full bonus if 100% of the targeted EPS for the year is achieved and a threshold bonus equal to 37.5% of the full bonus if 85% of the targeted EPS for the year is achieved. EPS performance between 85% and 100% of targeted EPS yields a bonus that is calculated by interpolation between those fixed points. No bonus is paid if EPS falls below 85% of the original EPS target. In addition, due to the critical leadership role of the Chief Executive Officer in achieving EPS performance, the Short Term Plan provides for his total bonus to exceed the target bonus amount (up to 100% of his annual base salary) if EPS exceeds 105% of the EPS target for the year.

        Annual incentive compensation targets under the Short Term Plan are expressed as a percentage of base salary (which, for this purpose, excludes the modest increase in base salary to cover perquisites described below under "Benefits"), and the percentage increases with job scope and complexity to provide greater upside opportunity for increased responsibility. For the last fiscal year, the target bonus was set at 75% of base salary for the Chief Executive Officer (which bonus, as noted above, may be increased to a maximum bonus equal to 100% of salary if the EPS target described above is achieved), 60% of base salary for any Senior Executive Vice President, and 55% of base salary for Executive Vice Presidents. The bonus opportunity for an executive officer whose base salary changed during the year is based on a weighted average of the annualized base salaries in effect for the year.

        The table below shows the threshold and target payouts (expressed as a percentage of base salary) that correspond to the threshold and target levels of EPS achievement for each Named Executive Officer who participates in the Short Term Plan and continues to serve as one of our executive officers:

2008 SHORT TERM INCENTIVE COMPENSATION PLAN

	FY08 Incentive— Percent of Salary		FY08 EPS
Executive Officer	Threshold	Target*	Threshold	Target
Paul D. Finkelstein,	28%	75%	$1.76	$2.07
Chairman & CEO	$(309,375)	$(825,000)
Randy L. Pearce,	23%	60%	$1.76	$2.07
SEVP, CFO & CAO	$(106,875)	$(285,000)
Gordon B. Nelson,	21%	55%	$1.76	$2.07
EVP-Fashion, Education & Marketing	$(88,688)	$(236,500)
Mark Kartarik,	21%	55%	$1.76	$2.07
EVP-President Franchise Division	$(82,500)	$(220,000)

*
As noted, the CEO is eligible to receive an increased bonus payout (equal to 100% of base salary) should actual EPS meet or exceed 105% of the Board-approved EPS target. For fiscal year 2008, EPS had to meet or exceed $2.17 for the CEO to receive the increased bonus; as this target was not reached in fiscal 2008, the CEO did not receive such increased bonus.

        In fiscal year 2008, our executives received 100% of the target opportunity because we achieved an operational EPS amount of $2.09, excluding charges of $0.07 per diluted share related to tax costs associated with the repatriation of international cash and an incremental fixed asset write-down cost of $0.07 per diluted share related to the planned closure of approximately 160 underperforming company-owned salons. The Short Term Plan provides that extraordinary items shall be excluded from the determination of whether the performance goal was achieved. Accordingly, the tax costs associated with the repatriation charge were excluded because repatriation of cash was an extraordinary strategic decision related to the merger of our European franchising business that closed on January 31, 2008. With the international merger, there was limited use for excess cash abroad and therefore the decision was made to repatriate the excess cash. The write-down costs were excluded because the decision to close the salons was part of the Company's comprehensive evaluation of its salon portfolio and continuing initiatives to enhance profitability and represents an extraordinary event. Neither the cash repatriation or write-down were contemplated at the time that the EPS target was established.

Long-term Incentive Compensation

         In General.    The Committee considers equity-based long-term incentive compensation ("LTI") to be critical to the alignment of executive compensation with the creation of shareholder value. Our long-term equity incentive compensation awards are granted pursuant to our 2004 Long Term Incentive Plan (the "Long Term Plan").

        Each year at its April meeting, the Committee reviews the portfolio of long-term incentive vehicles, the targeted award size and the performance measures associated with any awards. The Committee also reviews recommendations provided by management and Hay Group regarding changes to the LTI design. The Committee's practice is to make annual grants of equity awards to our executive officers, primarily in the form of stock appreciation rights and restricted stock. The Committee believes that the use of multiple equity vehicles balances a focus on equity-driven growth with the retention hook of restricted stock. The grant date for the awards is the date the grant becomes effective (generally the same day as Committee approval, but it may be a date in the future approved by the Committee when an event occurs (e.g., new hire or promotion date)). The exercise price of the stock appreciation rights is the closing price of a share of our Common Stock on that grant date. From time to time, the Board will consider making grants under other special circumstances, such as recruiting new executive talent, upon the promotion of an executive, and to retain key individuals.

         Stock Appreciation Rights ("SARs").    A SAR is similar to a stock option in that it allows the recipient to benefit from any appreciation in our stock price from the grant date through the exercise date. However, with a SAR, the recipient is not required to actually purchase the exercised shares to realize any appreciation in value (as is the case with a stock option), but rather simply receives the amount of the increase in shares of our stock. Because the value that may be earned through SARs is dependent upon an increase in our stock price, the Committee views SAR grants as a link between management wealth accumulation and the creation of shareholder value. The Long Term Plan provides that SARs may not be granted with an exercise price less than 100% of fair market value of a share of our Common Stock on the SAR grant date. The holder of a SAR does not have any voting or dividend rights until he or she exercises the SARs.

        SARs awarded to the Named Executive Officers by the Committee have a ten-year term and vest annually in 20% increments on each of the first five anniversaries of the date of grant, provided that the Named Executive Officer remains employed by the Company on each such date. Vesting automatically is accelerated in the event of a change in control of the Company. This acceleration is designed to motivate executives to actively participate and support the Board in any potential change of control by assuring that they can participate in any increase in the value of the company. As provided in the applicable award agreements for SARs, if a Named Executive Officer dies or becomes disabled, unvested SARs are immediately vested and the individual's estate has 12 months from the date of death (or the remaining term, if shorter) to exercise his or her SARs. If a Named Executive Officer retires, voluntarily terminates employment, or is dismissed without cause, the award agreements provide that he or she has 90 days from the date of termination to exercise all vested SARs. If a Named Executive Officer is terminated for cause, the award agreements provide that all outstanding SARs are forfeited.

         Restricted Stock.    Restricted stock is a share of our Common Stock that has vesting restrictions tied to continued employment. Restricted stock provides recipients with the opportunity to earn full value shares of our Common Stock. Under the terms of the award agreements with our Named Executive Officers, the restricted stock awards vest at a rate of 20% annually on each of the first five anniversaries of the date of grant provided that the Named Executive Officer remains employed by the Company on each such date. Recipients of restricted stock are entitled to vote the shares, whether or not vested, and will be entitled to dividends that will accumulate and be paid out upon vesting in the form of additional shares of restricted stock.

        Vesting automatically is accelerated in the event of the recipient's death or disability, or in the event of a change in control of the Company, for the same reasons that vesting of SARs is accelerated as described above. In addition, vesting of restricted stock can be accelerated if the Committee determines that such action would be in the best interests of the Company. If a recipient of a grant of restricted stock leaves for any reason other than death or disability before vesting, the Long Term Plan provides that any unvested portion of the restricted stock award is forfeited, subject to the Committee's discretion to cancel any or all restrictions and vest any or all of the restricted stock award.

         Restricted Stock Units.    In fiscal 2007, we added restricted stock units ("RSUs") as a variant to the grant of restricted stock. As described below, RSUs were awarded to each of Mr. Finkelstein and Mr. Pearce in 2007 for retention purposes. No additional RSUs were granted in fiscal 2008. RSUs provide an executive officer with a right of ownership in the company similar to a grant of restricted stock. The number of units granted correspond to a specified number of shares of stock and are paid out in our Common Stock. The RSUs vest in full after a five-year period, subject to accelerated vesting in the event of death or disability, unless otherwise determined by the Committee. The recipient of an RSU does not vote the shares underlying the RSU until it is settled in Common Stock, but the recipient does receive cash payments equivalent in value to the cash dividends payable on the same number of shares of Common Stock. Vesting automatically is accelerated in the event of the recipient's death or disability, or in the event of a change in control of the Company, for the same reasons described above.

Long-Term Incentive Compensation Decisions for Fiscal 2008

         Review and Revision of Long-term Incentive Awards.    In fiscal 2007, the Committee asked Hay Group to review our executive pay and benefits packages as well as the design of our long-term incentive awards. As part of this effort, the Committee decided to make modifications to our executive LTI program. These modifications included the introduction of RSUs as an authorized form of long-term incentive awards (as discussed in the previous paragraph) and the elimination of cash-based incentive awards that were available under the Long Term Plan from fiscal 2004 through fiscal 2006. Under the cash-based program, the Named Executive Officers, other than Mr. Kunin, had received grants in each of fiscal 2004, 2005 and 2006 under which payouts that could range from 80% to 120% of a target amount for each Named Executive Officer (Mr. Finkelstein, $100,000; Mr. Pearce, $50,000; Mr. Nelson, $35,000; and Mr. Kartarik, $35,000) would be made at the end of a three-year performance period if we had achieved specified goals involving EPS growth (weighted 60%) and Return on Invested Capital ("ROIC") (weighted 40%). In fiscal 2007, the Committee recommended to the Board and the Board agreed to eliminate the granting of cash-based awards because it was viewed as ineffective in motivating executive performance and because the Committee wanted to focus exclusively on forms of long-term incentive compensation that would support our objective of encouraging executive stock ownership. Accordingly, we did not grant any cash-based incentive awards under the Long Term Plan in either fiscal 2007 or fiscal 2008. In connection with the cessation of cash-based awards, participants were provided with increased annual grants of SARs and restricted stock. There were no additional changes made to our long-term incentive program in fiscal 2008.

         2008 Annual Equity Awards.    For fiscal year 2008, the annual equity grants to our Named Executive Officers included a combination of SARs and restricted stock as set forth below:

2008 LTI AWARDS

	SARs (#)	Restricted Stock (#)
Paul D. Finkelstein	22,000	11,000
Randy L. Pearce	6,200	6,200
Gordon B. Nelson	4,200	4,200
Mark Kartarik	4,200	4,200

        The SARs and restricted stock awards were granted on April 24, 2008 at the closing price of $28.57 and vest ratably over a five-year period (i.e., 20% per year).

Benefits

        The Committee reflects its executive compensation philosophy of targeting total remuneration around the market median by providing a benefits package that leads the market while total cash compensation lags the market. This approach is based on historic practice and is designed to retain and encourage executive commitment to the Company. The benefits we provide our Named Executive Officers are summarized in the footnotes to the Summary Compensation Table or are otherwise reported in the accompanying tables, including footnotes. Benefits for our Named Executive Officers include core benefits available to all full-time employees (e.g., coverage for medical, dental, prescription drugs, basic life insurance, long-term disability coverage). We also provide retirement benefits, a nonqualified deferred compensation plan and payments and benefits upon termination of employment and/or a change in control. These benefits are described below under "Summary of Executive Agreements" and "Retirement Plans and Arrangements."

        We did not make any changes in our benefits program in fiscal 2008. In fiscal 2007, however, we eliminated certain perquisites and made a modest increase to the executives' base salaries. The Committee determined that these changes to the compensation program would allow the Company to continue to provide key benefits that help to attract and retain key executive talent since many benefits are keyed off base salary amounts. The only remaining perquisites provided to Named Executive Officers are related to executive medical benefits, which provide reimbursement of co-pay and other out-of-pocket expenses related to medical care. We believe that the benefits package, including the provisions of the employment agreements with our executives that provide retirement and post-termination payments, are competitive with the market based on information Hay Group has provided to our Compensation Committee.

Stock Ownership by Named Executive Officers

        The Board believes that each of our officers who has reached the level of Executive Vice President or above should be a shareholder and should have a significant financial stake in the Company. Accordingly, the Committee adopted the following Common Stock ownership requirements, which are reflected in the Corporate Governance Guidelines on our website, as of April 26, 2007:

  •
  Chief Executive Officer—5x annual base salary

  •
  Senior Executive Vice President—3x annual base salary

  •
  Executive Vice President—2x annual base salary

        The individual stock ownership requirements were established in 2007. The Committee reviewed updated market data and determined that these levels were appropriately competitive and kept them at the same level for 2008. The program provides that executives achieve their ownership level within five years of being appointed to a position. The Chief Executive Officer and each current Senior Executive Vice President and Executive Vice President have until May 1, 2012 to meet their respective ownership thresholds.

Post-Employment Compensation—Change in Control Arrangements

         In General.    Pursuant to their Employment Agreements that were entered into during the 2007 fiscal year, Mr. Finkelstein and Mr. Pearce are entitled to certain compensation and other benefits if their employment terminates due to certain articulated reasons (including in connection with a change in control), as described below under "Summary of Executive Agreements." Under the Amended and Restated Compensation Agreement dated June 29, 2007 for Myron Kunin, our current Vice Chairman, he will continue to receive his monthly base compensation for life following any termination of employment, and he is entitled to other compensation and benefits in connection with a change in control. Our other Named Executive Officers are entitled to similar change in control benefits under the terms of their respective Employment and Deferred Compensation Agreements, but these agreements do not provide for separate compensation in connection with a termination of employment unrelated to a change in control. Award agreements under our Long Term Plan do, however, provide for accelerated vesting of awards upon death, disability or a change in control. In addition, the employment agreements with our Named Executive Officers contain covenants not to compete or solicit, as well as confidentiality provisions, that the Committee considers especially valuable in the event of an executive's termination of employment.

         Change in Control.    The Committee and the Board recognize the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with any rumored or actual change in control of the Company. To that end, properly designed change in control provisions in the employment agreements with our Named Executive Officers protect shareholder interests by enhancing executive focus during rumored or actual change in control activity through:

  •
  Incentives to remain with us despite uncertainties while a transaction is under consideration or is pending;

  •
  Assurances of severance and other benefits in the event of termination;

  •
  Immediate vesting of equity elements of total compensation after a change in control; and

  •
  Additional stock grants granted immediately upon the change in control.

        To diminish the potential distraction due to personal uncertainties and risks that inevitably arise when a change in control is threatened or pending, the Committee and the Board have provided our Named Executive Officers with what the Committee and the Board determined to be reasonable and competitive change in control compensation and benefit provisions in their Employment Agreements. The Employment Agreements of our Named Executive Officers provide for specific enhanced payments and benefits in the event of a change in control; these are discussed in the sections captioned "Summary of Executive Agreements."

         Gross-Up Payments.    As shown below in the "Potential Payments Upon Termination or Change in Control" table, if any payments made to a Named Executive Officer due to termination or change in control subjects the Named Executive Officer to any excise taxes due ("parachute excise tax") under Section 4999 of the Internal Revenue Code ("Code Section 4999"), we will pay to the Named Executive Officer a gross-up payment to compensate the individual for the net effect of the imposition of such parachute excise tax. The effects of Code Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive officer's personal compensation history. Therefore, to provide an equal level of benefit to similarly situated employees without regard to the effect of the parachute excise tax, the Committee and the Board have determined that Code Section 4999 gross-up payments are appropriate for our Named Executive Officers.

        Previously our Named Executive Officers also were eligible for a gross-up for the regular federal, state and other (non-parachute) taxes due on amounts received upon a change in control. However, this gross-up provision was eliminated during the 2007 fiscal year. The Committee determined that these other taxes did not involve the special circumstances that caused the Committee to continue gross-ups for the parachute excise taxes and also that, unlike parachute tax gross-ups, such other tax gross-ups were not a common practice at other companies. Accordingly, gross-ups for other than the parachute excise tax were eliminated. In partial recompense for agreeing to the elimination of non-parachute tax gross-ups, each affected executive will be entitled to a fixed stock grant upon a change in control.

Tax, Accounting and Other Implications

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company's chief executive officer or any of its three other most highly compensated executive officers (other than its chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by shareholders.) The Committee's policy is to design compensation programs that further the best interests of the Company and our shareholders and that preserve the tax deductibility of compensation expenses. Incentive bonuses paid to executive officers under the Short Term Plan and stock appreciation rights awarded under the Long Term Plan are designed to qualify as performance-based compensation. The Committee also believes, however, that it must maintain the flexibility to take actions which it deems to be in our best interests but which may not qualify for tax deductibility under Section 162(m). In this regard, the Committee recognizes that if the amount of base salary (and any other compensation that is not determined to be performance-based under Section 162(m), such as time-vested restricted stock) for any of our executive officers exceeds $1 million, any amounts over $1 million will not be deductible for federal income tax purposes.

        As required under the tax rules, we must obtain shareholder approval of the material terms of the performance goals for qualifying performance-based compensation every five years. We last requested and received shareholder approval in 2004.

Accounting for Stock-Based Compensation

        Effective July 1, 2005, we began accounting for stock-based payments made under our Long Term Plan in accordance with the requirements of Statement of Financial Accounting Standards No. 123, Share-Based Payment ("SFAS 123(R)"). As a result of this change in accounting methods, we started introducing forms of equity-based compensation other than stock options, such as restricted stock, stock appreciation rights and restricted stock units, since stock options no longer carried comparatively favorable accounting consequences. The introduction of these new forms of equity-based compensation have allowed the Company to be more flexible in identifying equity-based awards that incentivize different types of performance, such as through the use of cliff-based vesting restricted stock units that have a stronger retention feature or the grant of restricted stock that provides a stronger alignment with the interest of our shareholders.

Regulatory Considerations

        The Committee considered (i) the impact of the $1 million limit on the deductibility of non-performance based compensation imposed by Code Section 162(m), (ii) the accounting treatment of various types of equity-based compensation under SFAS 123(R), and (iii) the non-deductibility of excess parachute tax payments under Internal Revenue Code Section 280G (and the related excise tax imposed on covered employees under Code Section 4999 as described above under "Gross-Up Payments") in its design of executive compensation programs. In addition, the Committee considered other tax and accounting provisions in developing the compensation programs for our Named Executive Officers. These included the special rules applicable to non-qualified deferred compensation arrangements under Internal Revenue Code Section 409A, as well as the overall income tax rules applicable to various forms of compensation. While the Committee strove to compensate our Named Executive Officers in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately motivate, reward and retain those executives.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of the Company. Based on that review and related discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Susan S. Hoyt, Chairperson Rolf F. Bjelland Thomas L. Gregory Stephen E. Watson Members of the Compensation Committee

 SUMMARY COMPENSATION TABLE

        The following table shows, for the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers of Regis in 2008, together referred to as the Named Executive Officers, information concerning compensation earned for services in all capacities during the fiscal years ended June 30, 2007 and June 30, 2008.

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total($)
Paul D. Finkelstein	2008	1,141,215	0	1,582,094	159,538	825,000	0	321,986	4,029,833
Chairman of the Board of	2007	1,061,150	0	563,238	107,456	747,380	1,927,577	321,304	4,728,105
Directors, President and Chief Executive Officer
Randy L. Pearce	2008	636,376	0	535,897	47,383	285,000	15,528	94,262	1,614,446
Senior Executive Vice	2007	485,915	0	148,046	32,698	261,916	143,354	206,709	1,278,638
President, Chief Financial and Administrative Officer
Myron Kunin	2008	830,955	0	0	0	0	0	39,055	870,010
Vice Chairman of the	2007	789,371	0	0	0	0	61,770	37,100	888,241
Board of Directors
Gordon B. Nelson	2008	472,577	0	95,556	32,241	236,500	28,342	200,434	1,065,650
Executive Vice President,	2007	451,729	0	63,372	22,044	223,455	215,638	224,539	1,200,777
Fashion, Education and Marketing
Mark Kartarik	2008	441,339	0	90,114	30,523	220,000	10,276	185,016	977,268
Executive Vice President,	2007	424,432	0	58,714	20,580	190,137	88,836	171,819	954,518
Regis Corporation and President, Franchise Division

(1)
Values expressed represent the actual compensation expense recognized by us during fiscal 2007 and fiscal 2008 for equity awards granted in fiscal 2007 and prior years or fiscal 2008 and prior years, respectively, as determined pursuant to SFAS 123(R) utilizing the assumptions discussed in Note 10 to our consolidated financial statements for the fiscal year ended June 30, 2008, but disregarding the estimate of forfeitures related to service-based vesting.

(2)
Amounts represent payouts of annual incentive (bonus) compensation under the Short Term Plan, which is described above.

(3)
Amounts represent the change in the present value of benefits under the pension plans and above-market earnings.

(4)
The following table sets forth All Other Compensation amounts by type:

Name	Deferred Compensation Company Match and Profit-Sharing Contribution ($)	Dividends and Dividend Equivalents on Stock and Option Awards ($)	Life Insurance Premiums ($)	Tax Gross-Ups ($)	Total All Other Compensation ($)(a)
Paul D. Finkelstein	92,112	35,865	100,000	94,009	321,986
Randy L. Pearce	47,325	13,644	0	33,293	94,262
Myron Kunin	39,055	0	0	0	39,055
Gordon B. Nelson	48,961	3,897	65,000	82,576	200,434
Mark Kartarik	27,491	3,662	65,000	77,663	185,016

    (a)
    Total All Other Compensation for Mr. Kartarik also includes $11,200 of perquisites, which relate to executive medical benefits, including the reimbursement of co-pay and other out-of-pocket expenses.

 GRANTS OF PLAN-BASED AWARDS IN 2008

        The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers during the fiscal year ended June 30, 2008. No options were repriced or materially modified during the fiscal year.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options(#)(2)
					All Other Stock Awards: Number of Shares of Stock or Units(#)(2)		Exercise or Base Price of Option Awards ($)(2)	Grant Date Fair Value of Stock & Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Paul D. Finkelstein	04/24/08				11,000			314,270
	04/24/08					22,000	28.57	628,540
		309,375	825,000	1,100,000
Randy L. Pearce	04/24/08				6,200			177,134
	04/24/08					6,200	28.57	177,134
		106,875	285,000
Myron Kunin
Gordon B. Nelson	04/24/08				4,200			119,994
	04/24/08					4,200	28.57	119,994
		88,688	236,500
Mark Kartarik	04/24/08				4,200			119,994
	04/24/08					4,200	28.57	119,994
		82,500	220,000

(1)
These amounts represent the potential target bonus amounts available to our executives for fiscal 2008 under the Short Term Plan as described under "Annual Incentive (Bonus) Compensation" in the Compensation Discussion and Analysis section of this Proxy Statement. The actual amounts of the bonuses earned by the Named Executive Officers during fiscal 2008 are listed in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
The option and stock awards were granted under the Long Term Plan.

(3)
Valuation of awards is based on the grant date fair value of those awards determined pursuant to SFAS 123(R) utilizing assumptions discussed in Note 10 to our consolidated financial statements for the fiscal year ended June 30, 2008.

 OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

        The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at June 30, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Paul D. Finkelstein	22,500		0		20.31	07/14/09
	89,200		0		15.13	10/31/10
	8,000	(3)	2,000	(3)	42.79	05/26/14
	6,000	(3)	4,000	(3)	35.49	05/03/15
	8,000		12,000		35.33	04/27/16
	4,400		17,600		39.04	04/26/17
	0		22,000		28.57	04/24/18
							772	(3)(4)	20,355	(3)
							1,523	(3)(5)	40,121	(3)
							5,453	(3)(6)	143,687	(3)
							165,000	(7)	4,347,750
							8,850	(8)	233,198
							11,000	(11)	289,850
Randy L. Pearce	22,700		0		20.31	07/14/09
	3,200		800		42.79	05/26/14
	2,400		1,600		35.49	05/03/15
	1,600		2,400		35.33	04/27/16
	1,240		4,960		39.04	04/26/17
	0		6,200		28.57	04/24/18
							613	(4)	16,153
							1,624	(5)	42,795
							2,424	(6)	63,861
							4,988	(8)	131,439
							50,000	(9)	1,317,500
							6,200	(11)	163,370
Myron Kunin	20,000		0		16.50	02/15/10

Gordon B. Nelson	10,500	0	16.50	02/15/10
	6,000	0	15.13	10/31/10
	2,000	500	42.79	05/26/14
	1,500	1,000	35.49	05/03/15
	1,000	1,500	35.33	04/27/16
	150	600	36.20	08/22/16
	840	3,360	39.04	04/26/17
	0	4,200	28.57	04/24/18
					409	(4)	10,768
					1,015	(5)	26,747
					1,515	(6)	39,913
					606	(10)	15,965
					3,379	(8)	89,039
					4,200	(11)	110,670
Mark Kartarik	50,000	0	16.50	02/15/10
	4,216	0	15.13	10/31/10
	2,000	500	42.79	05/26/14
	1,500	1,000	35.49	05/03/15
	1,000	1,500	35.33	04/27/16
	840	3,360	39.04	04/26/17
	0	4,200	28.57	04/24/18
					409	(4)	10,768
					1,015	(5)	26,747
					1,515	(6)	39,913
					3,379	(8)	89,039
					4,200	(11)	110,670

(1)
Value based on a share price of $26.35, which was the last reported sale price for a share of our Common Stock on the NYSE on June 30, 2008.

(2)
All awards of stock options and SARs vest as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant. The date of grant of each stock option and SAR is ten years before the expiration date.

(3)
Half of the amount of the reported awards has been transferred to Mr. Finkelstein's former spouse pursuant to a divorce decree.

(4)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was May 26, 2004.

(5)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was May 3, 2005.

(6)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 27, 2006.

(7)
Award vests in full on February 7, 2012.

(8)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 26, 2007.

(9)
Award vests in full on May 9, 2012.

(10)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was August 22, 2006.

(11)
Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 24, 2008.

 2008 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth certain information concerning options and SARs exercised and stock vested during fiscal 2008 for the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Paul D. Finkelstein	233,300	3,371,193	5,555	162,078
Randy L. Pearce	135,633	2,187,752	3,474	101,501
Myron Kunin	0	0	0	0
Gordon B. Nelson	17,634	264,951	2,413	71,142
Mark Kartarik	14,612	145,683	2,262	66,101

(1)
The number of shares acquired on vesting of stock awards includes shares that were forfeited for withholding tax obligations. The number of shares forfeited for each Named Executive Officer is reported below:

Name	Number of Shares Used to Pay Taxes on Vested Awards (#)
Paul D. Finkelstein	2,036
Randy L. Pearce	1,265
Myron Kunin	0
Gordon B. Nelson	876
Mark Kartarik	824

Summary of Executive Agreements

Employment Agreement with Paul Finkelstein, Chairman & CEO

        We are party to an Employment Agreement dated February 8, 2007 with our Chairman and Chief Executive Officer, Paul Finkelstein. By its terms, the Employment Agreement expires on February 8, 2012 (the fifth anniversary of the effective date of the agreement). The Employment Agreement does not provide for an automatic renewal. Key provisions in Mr. Finkelstein's contract include:

  •
  Base Salary—Mr. Finkelstein will receive a base salary of $1,100,000 (subject to increase, as determined annually by the Compensation Committee).

  •
  Bonus—Mr. Finkelstein is eligible for an annual performance bonus as determined under the provisions of the Short Term Plan parameters.

  •
  Long-Term Incentives—Mr. Finkelstein is eligible to participate on the same basis as other executive officers under the Long Term Plan.

  •
  Retention Incentives—Mr. Finkelstein received 165,000 restricted stock units, effective on March 9, 2007 when the Long-Term Incentive Plan was amended to provide for restricted stock units, which cliff vest at the end of the five-year contract term. The payment will be automatically deferred until the January 31 next following the end of the five-year contract term.

  •
  Life Insurance—We will reimburse Mr. Finkelstein $100,000 annually for premiums payable by the Executive with respect to life insurance coverage under a policy with a face amount of $10 million. We are required to make a total of ten annual premium payments on the life insurance policy, three of which have been made. We will also provide Mr. Finkelstein with a gross-up for the federal and state income taxes on the resulting income. Upon a change in control, Mr. Finkelstein would receive the lump sum value of these future payments.

  •
  Retirement Benefits—Upon retirement Mr. Finkelstein is entitled to receive a monthly benefit equal to 60% of his five-year average monthly compensation, excluding bonuses, for the remainder of his life. The monthly benefit is increased annually after the first year by any increase in the Consumer Price Index for the preceding year. If Mr. Finkelstein's former spouse survives him, she is entitled to one-half of Mr. Finkelstein's monthly benefit.

  •
  Health, Welfare and Other Benefits—During Mr. Finkelstein's employment, health and welfare benefits are provided on the same basis as for other executive officers.

  •
  Termination of Employment Payments, Benefits and Other Obligations—The following section separately addresses benefits provided to Mr. Finkelstein upon death or disability, termination without cause or for good reason, termination for cause or without good reason and termination after a change in control.
  •
  Death or Disability. Mr. Finkelstein is entitled to his accrued compensation and obligations, including pro rata bonus for year of termination based on highest bonus during previous three years, and his monthly retirement benefits. Mr. Finkelstein will receive full vesting of any unvested stock option, restricted stock/restricted stock units and other incentive awards. In addition, upon death or disability, Mr. Finkelstein is entitled to lifetime health, hospitalization, prescription drug and dental insurance benefits, and continuing for lifetime of any surviving spouse.

    •
    Dismissal without Cause or Resignation for Good Reason. Mr. Finkelstein is entitled to the same payments and benefits as provided upon death or disability, plus severance pay. Mr. Finkelstein's severance pay is calculated by multiplying (a) the sum of his current base salary and highest three year bonus by (b) the number of full and partial years remaining in the Employment Agreement term, provided that such number shall be no more than three and no less than two. The result is Mr. Finkelstein is always protected for at least two years, but not more than three years.

    •
    Dismissal for Cause or Resignation without Good Reason. Mr. Finkelstein is entitled to payment of accrued compensation and obligations only.

    •
    Change in Control. If Mr. Finkelstein is terminated by us for any reason or resigns for Good Reason (as defined in the contract) (a) during the term of the Agreement and following a change in control, or (b) within two years following a change in control that occurs during the term of the Agreement, Mr. Finkelstein is entitled to the same payments, benefits and severance as provided upon Dismissal without Cause or Resignation for Good Reason.

      Upon a change in control Mr. Finkelstein also is entitled to receive an award of 300,000 shares of Common Stock to partially recompense him for giving up the non-parachute excise tax gross-up discussed above under "Gross-Up Payments." Mr. Finkelstein is entitled to a tax gross-up for the impact of parachute tax only (to put him in the same income tax position as if there was no parachute tax), except for the gross-up for federal and state income taxes sufficient to pay future life insurance premiums.

      Additionally, Mr. Finkelstein receives the same retirement benefits described under the retirement benefits section, except that Mr. Finkelstein may choose to receive a lump sum payment of his Aggregate Benefit. This is an amount equal to the monthly benefit of 60% of his five year average base salary (increased annually by 4.0%) based on a time period determined by the joint life expectancy of Mr. Finkelstein and his former spouse.

  •
  Restrictive Covenants—Mr. Finkelstein is subject to restrictive covenants prohibiting the disclosure or use of confidential information, along with two-year covenants regarding non-competition and non-solicitation of employees. Our remedies for violation of restrictive covenants includes injunctive relief and forfeiture of retirement and severance benefits.

  •
  Mandatory Arbitration—Disputes arising under Mr. Finkelstein's Employment Agreement are to be resolved by binding arbitration.

Employment Agreement with Randy Pearce, SEVP, CFO & CAO

        We are party to an Employment Agreement dated May 9, 2007 with our Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer, Randy Pearce. By its terms, the Employment Agreement expires on May 9, 2012 (the fifth anniversary of the effective date of the agreement). The Employment Agreement does not provide for an automatic renewal. Key provisions in Mr. Pearce's contract include:

  •
  Base Salary—Mr. Pearce will receive a base salary of $475,000 (subject to increase, but as determined annually by the Compensation Committee).

  •
  Bonus—Mr. Pearce is eligible for an annual performance bonus as determined under the provisions of the Short Term Plan parameters.

  •
  Long Term Incentives—Mr. Pearce is eligible to participate on the same basis as other executive officers under the Long Term Plan.

  •
  Retention Incentives—On May 9, 2007, Mr. Pearce received 50,000 restricted stock units which cliff vest at the end of the five-year contract term. The payment will be automatically deferred until the January 31 next following the end of the five-year contract term and will be made in Regis shares.

  •
  Life Insurance—We agreed to pay Mr. Pearce $120,000 annually for three years starting in 2008 in lieu of our remaining obligation to pay: (i) premiums on an existing $2.5 million Northwestern Mutual policy insuring Mr. Pearce's life and (ii) a gross-up for federal and state income taxes on the resulting income. As of June 30, 2008, we have made one of these payments and two annual payments remain.

  •
  Retirement Benefits—Upon retirement Mr. Pearce is entitled to receive a monthly benefit equal to 40% of his five-year average monthly compensation, excluding bonuses, for a period of 240 months. If Mr. Pearce dies before receiving any or all of the 240 payments, his designated beneficiary is entitled to receive the remaining monthly payments. If Mr. Pearce becomes disabled, he will receive his monthly benefit beginning six months after his disability begins and continuing until the earlier of his death or reaching age 65, at which time he or his beneficiary would receive the 240 monthly payments.

  •
  Health, Welfare and Other Benefits—During Mr. Pearce's employment, health and welfare benefits are provided on the same basis as for other executive officers.

  •
  Termination of Employment Payments, Benefits and Other Obligations—The following section separately addresses benefits provided to Mr. Pearce upon death or disability, termination without cause or for good reason, termination for cause or without good reason and termination after a change in control.
  •
  Death or Disability. Mr. Pearce is entitled to his accrued compensation and obligations, including pro rata bonus for year of termination based on highest bonus during previous three years, and his monthly retirement benefits for a period of 240 months. Mr. Pearce will receive full vesting of any unvested stock option, restricted stock/restricted stock units and other incentive awards. In addition, upon death or disability, Mr. Pearce is entitled to post-termination health, hospitalization, prescription drug and dental insurance benefits for Executive and his spouse, continuing for each until he or she attains age 65.

  •
  Dismissal without Cause or Resignation for Good Reason. Mr. Pearce is entitled to the same payments and benefits provided upon death or disability, (except no health care continuation if Mr. Pearce resigns within two years of contract date), plus severance pay. Severance pay is calculated by multiplying (a) the sum of Executive's base salary and highest three year bonus by (b) the number of full and partial years remaining in term (up to a maximum of two years). The result is Mr. Pearce is protected for lesser of remaining contract term or two years.

    •
    Dismissal for Cause or Resignation without Good Reason. Mr. Pearce is entitled to accrued compensation and obligations where dismissal is for cause. Where resignation is without good reason, Mr. Pearce (and his spouse) also receive post-termination health, hospitalization, prescription drug and insurance benefits (except no health care continuation if Mr. Pearce resigns within two years of contract date), continuing until he or she attains age 65.

    •
    Change in Control. If Mr. Pearce is terminated by us for any reason or if he resigns for good reason (a) during the term of the Agreement and following a change in control, or (b) within two years following a change in control that occurs during the term of the Agreement, Mr. Pearce is entitled to the same payments, benefits and severance as provided upon Dismissal without Cause or Resignation for Good Reason.

      Upon a change in control Mr. Pearce also is entitled to receive an award of 50,000 shares of Common Stock to partially recompense him for giving up the non-parachute excise tax gross-up discussed above under "Gross-Up Payments." Mr. Pearce is additionally entitled to a gross-up for the impact of parachute tax only (to put him in the same income tax position as if there was no parachute tax) except for the gross-up for federal and state income taxes sufficient to pay future life insurance premiums.

  •
  Restrictive Covenants—Mr. Pearce is subject to restrictive covenants prohibiting the disclosure or use of confidential information, along with two-year covenants regarding non-competition and non-solicitation of employees. Our remedies for violation of restrictive covenants includes injunctive relief and forfeiture of retirement and severance benefits.

  •
  Mandatory Arbitration—Disputes arising under Mr. Pearce's Employment Agreement are to be resolved by binding arbitration.

Employment Agreement with Myron Kunin, Vice Chairman

        We are party to an Amended and Restated Compensation Agreement entered into in fiscal 2007 with our Vice Chairman of the Board of Directors, Myron Kunin, that replaces the prior compensation agreement between us and the Vice Chairman. Under the Restated Agreement, Mr. Kunin will continue to provide services to us and Regis has agreed to continue to pay Mr. Kunin an annual amount for the remainder of his life. This amount (as established under his prior agreement) is equal to $600,000, increased annually in proportion to any increase in the Consumer Price Index from July 1, 1996. Accordingly, the amount for fiscal 2008 was $830,955. Under Mr. Kunin's Amended and Restated Compensation Agreement, Mr. Kunin is entitled to the following benefits upon a change in control:

    •
    If Mr. Kunin's services with us cease at any time after a change in control for any reason other than termination by us for cause, he will receive a lump sum payment equal to the present value of his future monthly base compensation, plus an amount equal to the excess of (i) his "adjusted annual compensation" multiplied by the joint life expectancy of Mr. Kunin and his spouse with no discount for present value, over (ii) the present value of his future monthly base compensation. For this purpose, Mr. Kunin's "adjusted annual compensation" is equal to Kunin's annual compensation, as of the date of the change in control, increased by four percent (4%) for each year in the joint life expectancy.

    •
    If Mr. Kunin's services are terminated by us for any reason other than for cause or if Mr. Kunin resigns for good reason within two years following a change in control, Mr. Kunin is entitled an amount equal to three times the sum of Mr. Kunin's annual compensation.

    •
    An award of 200,000 shares of Common Stock to partially recompense him for giving up the non-parachute excise tax gross-up discussed above under "Gross-Up Payments." The gross-up is designed to address the impact of parachute tax only (to put a Named Executive Officer in the same income tax position as if there was no parachute tax).

    •
    A tax gross-up for the impact of parachute tax only (to put him in the same income tax position as if there was no parachute tax).

The Vice Chairman has agreed that during the period in which payments are made, as provided in the original agreement, he will not engage in any business competitive with the business conducted by us. Additionally, we have a survivor benefit plan for Mr. Kunin's spouse, payable upon his death, at a rate of one half of his deferred compensation benefit, adjusted for inflation, for the remaining life of his spouse. Mr. Kunin will retire as our Vice Chairman when his term as a director ends at the 2008 annual meeting.

Employment Agreements with Remaining Named Executive Officers

        We are also party to Employment Agreements with our EVP-Fashion, Education & Marketing (Gordon Nelson) and our EVP-Regis Corporation and President, Franchise Division (Mark Kartarik) (hereinafter referred to as the "Other Named Executive Officers"), which are effective as of June 29, 2007. The Employment Agreement(s) have commenced as of the effective date and continue until terminated by either us or Mr. Nelson or Mr. Kartarik, as applicable.

        The arrangements for Mr. Nelson and Mr. Kartarik are summarized below, including the key differences in their respective Employment Agreements:

  •
  Base Salary—Base salaries of Mr. Nelson and Mr. Kartarik are as determined by the Committee from time to time. Their current base salaries are: Mr. Nelson, $430,000; and Mr. Kartarik, $400,000.

  •
  Bonus—Mr. Nelson and Mr. Kartarik are eligible for an annual performance bonus as determined under the provisions of Short Term Plan parameters.

  •
  Long Term Incentives—Mr. Nelson and Mr. Kartarik are eligible to participate on the same basis as other executive officers under the Long Term Plan.

  •
  Retirement Benefits—Upon retirement, Mr. Nelson and Mr. Kartarik are entitled to receive a monthly benefit equal to 40% of the Executive's five-year average monthly compensation, excluding bonuses, for a period of 240 months. Mr. Nelson's agreement provides for the monthly benefit to be increased by $2,500 provided his employment is not terminated by us for cause or by Mr. Nelson without good reason on or before February 8, 2012. If Mr. Nelson or Mr. Kartarik dies before receiving any or all of the 240 payments, his designated beneficiary receives the remaining monthly payments. If Mr. Nelson or Mr. Kartarik becomes disabled, he will receive his monthly benefit beginning six months after his disability begins and continuing until the earlier of his death or reaching age 65, at which time he or his beneficiary would receive the 240 monthly payments.

  •
  Life Insurance—We will pay premiums for a total of ten years (eight of which have already been made) on the existing policies insuring the lives of Mr. Nelson and Mr. Kartarik. We also will provide Mr. Nelson and Mr. Kartarik with gross-ups for federal and state income taxes on the resulting income. The face amount of the policies insuring the lives of each of Mr. Nelson and Mr. Kartarik is approximately $2.6 million.

  •
  Health, Welfare and Other Benefits—During Mr. Nelson's and Mr. Kartarik's employment, health and welfare benefits are provided on the same basis as for other executive officers.

  •
  Change in Control—If Mr. Nelson or Mr. Kartarik is terminated by us for any reason, other than cause, or resigns for good reason within two years following a change in control, he is entitled to an amount equal to three times the sum of his base salary and highest three year bonus (in addition to his monthly retirement benefits).

    Upon a change in control each of Mr. Nelson and Mr. Kartarik is entitled to receive an award of 40,000 shares of Common Stock to partially recompense him for giving up the non-parachute excise tax gross-up discussed above under "Gross-Up Payments." The gross-up is designed to address the impact of parachute tax only (to put a Named Executive Officer in the same income tax position as if there was no parachute tax) except for the gross-up for federal and state income taxes sufficient to pay future life insurance premiums.

  •
  Restrictive Covenants—Mr. Nelson and Mr. Kartarik are subject to a non-compete restrictive covenant. Our remedies for violation of the restrictive covenant include forfeiture of retirement benefits.

  •
  Mandatory Arbitration—Disputes arising under either Mr. Nelson's or Mr. Kartarik's Employment Agreements are to be resolved by binding arbitration.

  •
  Consulting Arrangement—Within 60 days after Mr. Nelson's employment with us is terminated, Mr. Nelson will enter into a three-year consulting agreement with regard to our DVD training program. The consulting agreement does not pertain to Mr. Kartarik.

Retirement Plans and Arrangements

        In addition to a discount stock purchase plan generally available to all employees, we provide the Named Executive Officers with the following retirement benefits: Nonqualified Deferred Compensation Plan, and Executive Retirement Savings Program.

         Nonqualified Deferred Compensation Plan:    We offer senior executives a Nonqualified Deferred Compensation Plan that is funded through key personal life insurance policies and provides a monthly annuity upon retirement at or after age 65 equal to the greater of (i) 40% of the executive's average monthly compensation for the sixty (60) month period preceding the executive's termination (60% in the case of the Chairman & CEO) and (ii) $5,000, subject to a 20-year vesting schedule based on the executive's completed years of service as follows:

Years of Service	Percentage of Monthly Annuity
Less than 7 years	0%
7 years	5%
8 years	10%
9 years	15%
10 years	20%
11 years	25%
12 years	30%
13 years	35%
14 years	40%
15 years	50%
16 years	60%
17 years	70%
18 years	80%
19 years	90%
20 or more years	100%

        In addition to the possibility for reduction based on the vesting schedule, an executive's monthly payment is discounted to present value if the executive retires and initiates payment of the nonqualified deferred compensation monthly benefit prior to age 65 (but no earlier than age 55). Currently, Mr. Finkelstein is eligible for normal retirement and Mr. Nelson is eligible for early retirement under the plan. The discount factor used to determine the monthly benefit upon early retirement is the yield to maturity of U.S. Treasury Notes, with a maturity date nearest the executive's 65th birthday. The nonqualified deferred compensation benefit is provided as part of an executive's Employment Agreement with us and is designed to recognize long-term service with Regis and as a retention tool through the vesting schedule and discounting provisions. The nonqualified deferred compensation benefit is forfeited upon an executive's termination for cause (as defined in the executive's Employment Agreement).

         Executive Retirement Savings Plan:    Named Executive Officers are eligible to defer some or all of their annual salary and/or bonus into our Executive Retirement Savings Plan, an unfunded, unsecured plan. Executives may defer up to 100% of their annual compensation, including bonus. Elections to defer compensation under the Executive Retirement Savings Plan are made annually, prior to the beginning of the year in which the deferred compensation is earned. Employer contributions under the Executive Retirement Savings Plan for our Named Executive Officers include a 25% match on up to a maximum of $100,000 in deferred compensation and a discretionary annual profit sharing contribution. We deposit the deferred amounts and employer contributions into a trust for the benefit of plan participants. In accordance with tax laws, the assets of the trust are subject to claims of the Company's creditors. Participant account balances are deemed invested as the executive directs, from time to time, among the investment alternatives offered. Subject to compliance with applicable tax requirements, executives may elect the distribution date for salary and bonus deferrals. However, employer profit sharing contributions are distributed only upon termination of employment.

 PENSION BENEFITS IN 2008

        The following table sets forth certain information concerning pension benefits for the Named Executive Officers for fiscal 2008:

Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Paul D. Finkelstein	Deferred Compensation Agreement	22	7,390,915	—
Randy L. Pearce	Deferred Compensation Agreement	25	882,840	—
Myron Kunin	Deferred Compensation Agreement	55	6,812,044	830,955
Gordon B. Nelson	Deferred Compensation Agreement	31	1,062,163	—
Mark Kartarik	Deferred Compensation Agreement	26	732,673	—

(1)
Retirement benefits provided under the applicable employment agreement for each Named Executive Officer as described above under "Summary of Executive Agreements."

(2)
Present value calculated based on the following assumptions: (i) expected retirement age of 65, which is the earliest time a participant may retire without any benefit reduction due to age, (ii) post-retirement mortality of RP-2000, (iii) cost of living adjustment return of 2.5% and (iv) discount rate of 6.5%.

 NONQUALIFIED DEFERRED COMPENSATION FOR 2008

        The following table sets forth certain information concerning nonqualified deferred compensation for the Named Executive Officers for fiscal 2008:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul D. Finkelstein	145,833	92,112	(123,968)	0	1,809,265
Randy L. Pearce	110,016	47,325	(88,041)	458,224	918,014
Myron Kunin	0	39,055	(483,932)	0	1,792,626
Gordon B. Nelson	125,000	48,961	(156,268)	120,319	1,536,732
Mark Kartarik	0	27,491	(66,126)	0	499,458

(1)
The following amounts of Executive Contributions from the table above have been reported in the current year or prior years' Summary Compensation Tables:

		Current Year Summary Compensation Table
Name	Total Amount Reported in Current or Prior Summary Compensation Tables ($)	Salary ($)	Non-Equity Incentive Plan ($)	Above-Market Earnings ($)	Company Match and Profit-Sharing Contribution in All Other Compensation ($)
Paul D. Finkelstein	2,030,725	45,833	100,000	0	92,112
Randy L. Pearce	957,925	110,016	0	0	47,325
Myron Kunin	640,124	0	0	0	39,055
Gordon B. Nelson	1,386,358	0	125,000	0	48,961
Mark Kartarik	473,695	0	0	0	27,491

(2)
The measurement funds available under the Executive Retirement Savings Plan as of June 30, 2008, and their annualized returns as of June 30, 2008, were as follows:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
American Beacon Large Cap Value Plan	-18.44%	Fidelity Freedom 2005 Fund	-3.45%
Fidelity Contrafund	0.91%	Fidelity Freedom 2010 Fund	-3.45%
Fidelity Disciplined Equity Fund	-10.25%	Fidelity Freedom 2015 Fund	-4.40%
Spartan US Equity Index Fund-Investor Class	-13.16%	Fidelity Freedom 2020 Fund	-6.04%
Fidelity Midcap Growth Fund	-11.93%	Fidelity Freedom 2025 Fund	-6.71%
Fidelity Midcap Value Fund	-16.82%	Fidelity Freedom 2030 Fund	-8.21%
Fidelity Freedom 2000 Fund	-0.75%	Fidelity Freedom 2035 Fund	-8.54%
Columbia Acorn USA Fund-Class Z	-13.53%	Fidelity Freedom 2040 Fund	-9.00%
Wells Fargo Small Cap Value Fund-Class Z	-4.25%	Fidelity Freedom 2045 Fund	-9.24%
Fidelity International Discovery Fund	-6.13%	Fidelity Freedom 2050 Fund	-9.68%
Spartan International Index Fund-Investor Class	-10.73%	Pimco Total Return Fund-Administrative Fund	10.55%
Spartan Extended Market Index-Investor Class	-11.27%	Fidelity Money Market Trust Retirement Portfolio	4.18%
Regis Corporation Common Stock Fund	-30.74%	Fidelity Freedom Income Fund	0.03%
		Fidelity U.S. Bond Index Fund	5.28%

 Potential Payments Upon Termination or Change in Control

        The tables that follow describe potential payments and benefits provided to our Named Executive Officers or their beneficiaries under existing employment agreements, plans and arrangements under various scenarios involving a termination of employment and/or a change in control, and assuming that the event(s) occurred on June 30, 2008. The agreements are described in more detail above under "Post-Employment Compensation—Change in Control Arrangements" and "Summary of Executive Agreements." The following presentation has been keyed to the following events upon which a Named Executive Officer or his beneficiary would be entitled to a payment or benefit:

  •
  voluntary termination or involuntary termination prior to a change in control;

  •
  termination due to death;

  •
  termination due to disability;

  •
  a change in control not involving an employment termination; and

  •
  involuntary termination or voluntary termination after a change in control.

Unless otherwise specified, an "involuntary termination" for these purposes includes a termination by the Named Executive Officer for "good reason," but does not include a termination for "cause." A "voluntary termination" refers to a termination by the Named Executive Officer other than for "good reason." "Cause" for these purposes generally refers to acts by an executive that result in a felony conviction, willful non-performance of material employment duties, or willfully engaging in fraud or gross misconduct that is materially detrimental to our financial interests. "Good reason" for these purposes generally refers to an adverse change in the nature of an executive's authority, position, duties or responsibilities; a reduction in base salary (and in some cases our failure to continue any compensation or benefit plan in which an executive participates); a material breach by us of the applicable employment agreement; a change of more than 30 miles in the location of an executive's principal place of employment; or our failure to obtain the agreement of any successor to perform our obligations under the applicable employment agreement.

Voluntary Termination Not Related to Change in Control

Name	Severance(1)($)	Medical, Dental & Life Insurance Benefits(2)($)	Enhanced/ Accelerated Retirement Benefits(3)($)
Myron Kunin	7,676,549	—	—
Randy L. Pearce	—	230,842	918,204
Mark Kartarik	—	—	823,975
Gordon B. Nelson	—	—	938,164

(1)
Represents the present value of the annual base compensation payable on a monthly basis to Mr. Kunin for life.

(2)
Represents the present value of $120,000 in annual payments to be made in fiscal years 2008-2010 in substitution for a previous arrangement to cover the cost of life insurance premiums and related tax gross-ups for a ten-year period. At June 30, 2008, two annual premium payments remained.

(3)
Each amount represents the present value of a discounted monthly retirement benefit available for a period of 240 months to an executive before the normal retirement age of 65, assuming an election to begin receiving the benefit at the earliest possible time (age 55 or date of termination if already age 55 or older).

Involuntary Termination Not Related to Change in Control

Name	Pro-Rata Bonus(1) ($)	Severance(2) ($)	Accelerated Vesting of Equity Awards(3) ($)	Medical, Dental & Life Insurance Benefits(4) ($)	Enhanced/ Accelerated Retirement Benefits(5) ($)
Paul D. Finkelstein	747,380	5,664,900	5,074,957	1,278,964	8,061,689
Myron Kunin	—	7,676,549	—	—	—
Randy L. Pearce	261,916	1,543,998	1,735,121	325,574	918,204
Mark Kartarik	—	—	—	—	832,975
Gordon B. Nelson	—	—	—	—	938,164

(1)
Pro rated bonus based on the number of days the executive was employed during the fiscal year in which termination occurred. Bonus amount pro rated is the executive's largest annual bonus received during the three full fiscal years prior to the fiscal year during which termination occurred. For presentation purposes, a full year amount is shown because termination is assumed to have occurred on the last day of the fiscal year.

(2)
For Messrs. Finkelstein and Pearce, each amount represents a lump sum payment equal to the sum of the executive's annual base salary and largest annual bonus received during the three full fiscal years prior to the fiscal year in which termination occurred, multiplied by the number of years remaining in the term of the executive's employment agreement (but not less than two years nor more than three years in the case of Mr. Finkelstein, or more than two years in the case of Mr. Pearce). For presentation purposes, the multiplier is three years for Mr. Finkelstein and two years for Mr. Pearce. For Mr. Kunin, the amount shown represents the present value of the annual base compensation payable to Mr. Kunin for life.

(3)
Amounts represent the intrinsic value of SARs and restricted stock awards as of June 30, 2008 for which the vesting was accelerated. The value entered for SARs is based on the difference between $26.35, the closing price of our Common Stock on June 30, 2008, the last trading day of the fiscal year, on the NYSE, and the SAR exercise price. The value entered for restricted stock is the number of shares for which vesting was accelerated multiplied by $26.35.

(4)
Represents medical, dental and life insurance coverage benefits outlined in the table below, valued at the incremental cost to us of providing the benefits for the time periods indicated:

Benefit	Mr. Finkelstein($)	Mr. Pearce($)
Medical insurance coverage(a)	155,835	88,771
Dental insurance coverage(b)	10,465	5,961
Life insurance coverage(c)	1,112,665	230,842
Total	1,278,964	325,574

  (a)
  Represents the present value of the annual medical premiums for Mr. Finkelstein and his spouse for their lives based on their joint life expectancy as determined by the table Joint Life and Last Survivorship Expectancy in IRS Publication 590. For Mr. Pearce, the amount represents the present value of annual medical premiums for him and his spouse through the age of 65.

  (b)
  Represents the present value of the annual dental premiums for Mr. Finkelstein and his spouse for their lives based on their joint life expectancy as determined by the table Joint Life and Last Survivorship Expectancy in IRS Publication 590. For Mr. Pearce, the amount represents the present value of annual dental premiums for him and his spouse through the age of 65.

  (c)
  For Mr. Finkelstein, amount represents the present value of annual payments of (i) $100,000 for reimbursement of life insurance premiums through February 2017 (at June 30, 2008, seven annual payments remained), plus (ii) a tax gross-up amount to cover federal and state income taxes on the amount reimbursed. For Mr. Pearce, amount represents the present value of $120,000 annual payments to be made in fiscal years 2008-2010 in substitution for a previous arrangement to cover the cost of life insurance premiums and related tax gross-ups for a ten-year period. At June 30, 2008, two annual premium payments remained.

(5)
For Mr. Finkelstein, the amount represents the present value of his adjusted monthly retirement benefit and one-half of that monthly benefit for the life of his surviving former spouse based on their joint life expectancy as determined by the table Joint Life and Last Survivorship Expectancy in IRS Publication 590. For Messrs. Pearce, Kartarik and Nelson, the amounts represent the present value of a discounted monthly retirement benefit available for a period of 240 months to an executive before the normal retirement age of 65, assuming an election to begin receiving the benefit at the earliest possible time (age 55 or date of termination if already age 55 or older).

Termination Due to Death

Name	Pro-Rata Bonus(1)($)	Accelerated Vesting of Equity Awards(2)($)	Medical, Dental & Life Insurance Benefits(3)($)	Survivor Benefit(4) ($)	Enhanced/ Accelerated Retirement Benefits(5)($)
Paul D. Finkelstein	747,380	5,074,957	166,299	—	3,961,879
Myron Kunin	—	0	—	4,413,851	—
Randy L. Pearce	261,916	1,735,121	94,732	—	1,367,526
Mark Kartarik	—	227,149	—	—	1,240,589
Gordon B. Nelson	—	293,117	—	—	1,290,256

(1)
Pro rated bonus based on the number of days the executive was employed during the fiscal year in which termination occurred. Bonus amount pro rated is the executive's largest annual bonus received during the three full fiscal years prior to the fiscal year during which termination occurred. For presentation purposes, a full year amount is shown because termination is assumed to have occurred on the last day of the fiscal year.

(2)
Amounts represent the intrinsic value of SAR and restricted stock awards as of June 30, 2008 for which the vesting was accelerated. The value entered for SARs is based on the difference between $26.35, the closing price of the Company's Common Stock on June 30, 2008 on the NYSE, and the SAR exercise price. The value entered for restricted stock is the number of shares for which vesting was accelerated multiplied by $26.35.

(3)
Represents medical and dental benefits outlined in the table below, representing the present value of the estimated incremental cost to us of providing the benefits for the time periods indicated:

Benefit	Mr. Finkelstein($)	Mr. Pearce($)
Medical insurance coverage(a)	155,835	88,771
Dental insurance coverage(b)	10,465	5,961
Total	166,299	94,732

  (a)
  Represents the present value of the annual medical premiums for Mr. Finkelstein and his spouse for their lives based on their joint life expectancy as determined by the table Joint Life and Last Survivorship Expectancy in IRS Publication 590. For Mr. Pearce, the amount represents the present value of annual medical premiums for him and his spouse through the age of 65.

  (b)
  Represents the present value of the annual dental premiums for Mr. Finkelstein and his spouse for their lives based on their joint life expectancy as determined by the table Joint Life and Last Survivorship Expectancy in IRS Publication 590. For Mr. Pearce, the amount represents the present value of annual dental premiums for him and his spouse through the age of 65.

(4)
Represents the present value of the survivor benefit payments to Mr. Kunin's spouse for the single life expectancy of his current spouse, adjusted annually for the most recent Consumer Price Index.

(5)
If Mr. Finkelstein's former spouse survives him, she will receive for the remainder of her life a monthly benefit equal to one-half the adjusted monthly retirement payable to Mr. Finkelstein. The amount shown for Mr. Finkelstein represents the present value of this benefit payable over the life expectancy of his former spouse. For each of Messrs. Pearce, Kartarik and Nelson, the amount shown represents the present value of the monthly retirement benefit payable to his beneficiary for 240 months.

Termination Due to Disability

Name	Severance (1)($)	Pro Rata Bonus(2)($)	Accelerated Vesting of Equity Awards (3)($)	Medical, Dental & Life Insurance Benefits(4)($)	Enhanced/Accelerated Retirement Benefits (5)($)
Paul D. Finkelstein	—	747,380	5,074,957	1,278,964	—
Myron Kunin	7,676,549	—	—	—	—
Randy L. Pearce	—	261,916	1,735,121	325,574	1,300,614
Mark Kartarik	—	—	227,149	—	1,147,329
Gordon B. Nelson	—	—	293,117	—	1,281,919

(1)
The amount shown represents the present value of the annual base compensation payable on a monthly basis to Mr. Kunin for life.

(2)
Pro rated bonus based on the number of days the executive was employed during the fiscal year in which termination occurred. Bonus amount pro rated is the executive's largest annual bonus received during the three full fiscal years prior to the fiscal year during which termination occurred. For presentation purposes, a full year amount is shown because termination is assumed to have occurred on the last day of the fiscal year.

(3)
Amounts represent the intrinsic value of SAR and restricted stock awards as of June 30, 2008 for which the vesting was accelerated. The value entered for SARs is based on the difference between $26.35, the closing price of our Common Stock on June 30, 2008 on the NYSE, and the SAR exercise price. The value entered for restricted stock is the number of shares for which vesting was accelerated multiplied by $26.35.

(4)
Represents medical, dental and life insurance coverage benefits outlined in the table below, representing the present value of the estimated incremental cost to us of providing the benefits for the time periods indicated:

Benefit	Mr. Finkelstein($)	Mr. Pearce($)
Medical insurance coverage(a)	155,835	88,771
Dental insurance coverage(b)	10,465	5,961
Life insurance coverage(c)	1,112,665	230,842
Total	1,278,964	325,574

  (a)
  Represents the present value of the annual medical premiums for Mr. Finkelstein and his spouse for their lives based on their joint life expectancy as determined by the table Joint Life and Last Survivorship Expectancy in IRS Publication 590. For Mr. Pearce, the amount represents the present value of annual medical premiums for him and his spouse through the age of 65.

  (b)
  Represents the present value of the annual dental premiums for Mr. Finkelstein and his spouse for their lives based on their joint life expectancy as determined by the table Joint Life and Last Survivorship Expectancy in IRS Publication 590. For Mr. Pearce, the amount represents the present value of annual dental premiums for him and his spouse through the age of 65.

  (c)
  For Mr. Finkelstein, the amount represents the present value of annual payments of (i) $100,000 for reimbursement of life insurance premiums through February 2017 (at June 30, 2008, seven annual payments remained), plus (ii) a tax gross-up amount to cover federal and state income taxes on the amount reimbursed. For Mr. Pearce, the amount represents the present value of $120,000 annual payments to be made in fiscal years 2008-2010 in substitution for a previous arrangement to cover the cost of life insurance premiums and related tax gross-ups for a ten-year period. At June 30, 2008, two annual premium payments remained.

(5)
For each of Messrs. Pearce, Kartarik and Nelson, the amount shown represents the present value of the monthly retirement benefit payable commencing six months after the period of disability begins and continuing for 240 months after the individual reaches age 65 or dies. Because Mr. Finkelstein is retirement eligible, his retirement benefits in the event of disability are the same as the adjusted retirement benefits described above under "Pension Benefits."

Change in Control with No Employment Termination

Name	Additional Equity Award(1) ($)	Accelerated Vesting of Existing Equity Awards(2) ($)	Medical, Dental & Life Insurance benefits(3) ($)	Enhanced/Accelerated Retirement Benefits(4) ($)	Tax Gross-Up(5) ($)
Paul D. Finkelstein	7,905,000	5,074,957	1,256,732	—	—
Myron Kunin	5,270,000	—	—	14,339,313	7,158,769
Randy L. Pearce	1,317,500	1,735,121	240,000	—	—
Mark Kartarik	1,054,000	227,149	233,393	—	—
Gordon B. Nelson	1,054,000	293,117	233,393	—	—

(1)
Amounts represent the intrinsic value of unrestricted stock awards granted as of June 30, 2008, determined by multiplying the number of shares granted by $26.35, the closing price of our Common Stock on June 30, 2008 on the NYSE. The number of shares to be awarded pursuant to the respective employment agreements is 200,000 shares for Mr. Kunin; 300,000 shares for Mr. Finkelstein; 50,000 shares for Mr. Pearce and 40,000 shares for each of Messrs. Kartarik and Nelson.

(2)
Amounts represent the intrinsic value of SAR and restricted stock awards as of June 30, 2008 for which the vesting was accelerated. The values entered for SARs are based on the difference between $26.35, the closing price of our Common Stock on June 30, 2008 on the NYSE, and the SAR exercise price. The value entered for restricted stock is the number of shares for which vesting was accelerated multiplied by $26.35.

(3)
For Mr. Finkelstein, the amount represents the amount of a lump sum payment sufficient to make annual payments of (i) $100,000 for reimbursement of life insurance premiums through February

  2017 (at June 30, 2008, seven annual payments remained), plus (ii) a tax gross-up amount to cover federal and state income taxes on the amount reimbursed. For Mr. Pearce, the amount represents a lump sum payment equal to the remaining $120,000 annual payments to be made in fiscal years 2008-2010 in substitution for a previous arrangement to cover the cost of life insurance premiums and related tax gross-ups for a ten-year period. At June 30, 2008, two annual premium payments remained. For Messrs. Kartarik and Nelson, the amount represents the present value of annual payments of $65,000 for payment of life insurance premiums, including the gross-up for federal and state income taxes on the amount reimbursed (at June 30, 2008, two annual payments remained).

(4)
Represents the amount of a lump sum payment equal to the difference between (i) the annual salary continuation amount payable to Mr. Kunin as of the date of the change in control increased by 4% for each year during the joint life expectancy of Mr. Kunin and his spouse, multiplied by the number of years in the joint life expectancy of Mr. Kunin and his spouse at that time as determined in the table of Joint Life and Last Survivorship Expectancy in IRS Publication 590; and (ii) the present value of the future salary continuation payments to be made to Mr. Kunin as of the date of the change in control.

(5)
Represents amounts payable by us to reimburse the Named Executive Officers for the amount of any excise taxes payable under Internal Revenue Code Section 4999 ("Code Section 4999") with respect to payments and benefits disclosed in this table. If a termination were to occur after or in connection with a change in control, additional payments and benefits would be provided as described in the two following tables, and the tax gross-up calculations described below would apply. The gross-up amounts assume a 35% federal tax rate, 7.85% state tax rate and 1.45% payroll tax rate.

Involuntary Termination After Change in Control

        As disclosed in the immediately preceding table, certain payments and benefits would be made available to the Named Executive Officers regardless of whether a termination of employment also occurs. This table and the table that follows it (the "Voluntary Termination After Change in Control" table) describe additional payments and benefits that would be provided under certain circumstances if a Named Executive Officer's employment terminates after (generally within two years) a change in control. For presentation purposes, such a termination of employment is deemed to occur on June 30, 2008, concurrently with the change in control. The tax gross-up amounts disclosed in each of the two tables that follow reflect calculations that include payments and benefits provided under the immediately preceding table (regardless of whether there is a termination of employment in connection with the change in control) and those provided under the applicable table that follows. As such, the tax gross-up amounts in each of the following two tables are not additive to the tax gross-up amounts shown in the immediately preceding table.

Name	Severance(1) ($)	Pro Rata Bonus(2) ($)	Accelerated Vesting of Existing Equity Awards(3)	Medical, Dental & Life Insurance Benefits(4) ($)	Enhanced/Accelerated Retirement Benefits(5) ($)	Tax Gross-Up(6) ($)
Paul D. Finkelstein	5,664,900	747,380	5,074,957	166,299	22,361,049	16,761,145
Myron Kunin	10,169,414	—	—	—	—	8,555,332
Randy L. Pearce	1,543,998	261,916	1,735,121	94,732	3,355,357	2,838,107
Mark Kartarik	1,852,938	—	—	—	3,043,906	2,210,411
Gordon B. Nelson	2,069,043	—	—	—	3,165,768	2,330,435

(1)
For Messrs. Finkelstein and Pearce, amount shown is a lump sum payment equal to the sum of the executive's annual base salary and largest annual bonus received during the three full fiscal years prior to the fiscal year in which termination occurred, multiplied by the number of years remaining in the term of the executive's employment agreement (but not less than two years nor more than three years in the case of Mr. Finkelstein, or more than two years in the case of Mr. Pearce). At June 30, 2008, the multiplier is three years for Mr. Finkelstein and two years for Mr. Pearce. For Messrs. Kartarik and Nelson, amount shown is a lump sum payment equal to three times the sum of the executive's annual base salary and largest annual bonus received during the 36 months immediately preceding the change in control. For Mr. Kunin, the amount shown is the sum of (i) a lump sum payment equal to three times the salary continuation payments made to him during the twelve months immediately preceding the change in control, plus (ii) a lump sum payment equal to the present value of the salary continuation payments that would otherwise have been payable for the rest of his life.

(2)
Pro rated based on the number of days the executive was employed during the fiscal year in which termination occurred. Bonus amount pro rated is the executive's largest annual bonus received during the three full fiscal years prior to the fiscal year during which termination occurred. For presentation purposes, a full year amount is shown because termination is assumed to have occurred on the last day of the fiscal year.

(3)
Pursuant to the Long Term Plan, all SAR and restricted stock awards vest in full upon a change in control, and value to each Named Executive Officer of such accelerated vesting is disclosed in the immediately preceding table. The employment agreements for Messrs. Finkelstein and Pearce each provide that if his employment is terminated by us or our successor for any reason or by the executive for good reason within two years of a change in control (or after a change in control during the remaining term of the executive's employment agreement), all SAR, restricted stock and restricted stock unit awards then outstanding will immediately vest in full. Under such circumstances, awards that had not yet been granted when the change in control occurred could also be accelerated for these two individuals.

(4)
Represents medical and dental benefits outlined in the table below, valued at the incremental cost to the Company of the providing the benefits for the time periods indicated. As disclosed in note (3) to the immediately preceding table, the value of certain life insurance premium benefits available to Messrs. Finkelstein and Pearce would be accelerated upon a change in control, and are not repeated here.

Benefit	Mr. Finkelstein($)	Mr. Pearce($)
Medical insurance coverage(a)	155,835	88,771
Dental insurance coverage(b)	10,465	5,961
Total	166,299	94,732

  (a)
  Represents the present value of the annual medical premiums for Mr. Finkelstein and his spouse for their lives based on their joint life expectancy as determined by the table Joint Life and Last Survivorship Expectancy in IRS Publication 590. For Mr. Pearce, the amount represents the present value of annual medical premiums for him and his spouse through the age of 65.

  (b)
  Represents the present value of the annual dental premiums for Mr. Finkelstein and his spouse for their lives based on their joint life expectancy as determined by the table Joint Life and Last Survivorship Expectancy in IRS Publication 590. For Mr. Pearce, the amount represents the present value of annual dental premiums for him and his spouse through the age of 65.

(5)
For Mr. Finkelstein, who is retirement eligible, the amount shown reflects the assumption that he will, upon an involuntary termination at any time after a change in control, exercise his right to elect an immediate lump sum retirement payment equal to his full monthly benefit (without any reduction for discounting and assuming annual 4% increases in the amount of that benefit) multiplied by the greater of (i) 240 or (ii) the joint life expectancy in months of Mr. Finkelstein and his former spouse. For Mr. Pearce, involuntary termination at any time after a change in control results in the immediate commencement of his full monthly retirement benefit, without any reduction for vesting or discounting, which shall be paid for 240 months. Mr. Pearce has the option to elect an immediate lump sum payment of these benefits in an amount equal to his full monthly benefit multiplied by 240. The amount shown assumes that he has chosen to make such an election. For Messrs. Kartarik or Nelson, involuntary termination within two years of a change in control results in an immediate lump sum retirement benefit payment equal to his full monthly benefit (without any reduction for vesting or discounting) multiplied by 240. Involuntary termination more than two years after a change in control for either of these two individuals results in the immediate commencement of his full monthly retirement benefit, without any reduction for vesting or discounting, which shall be paid for 240 months. These amounts are shown as lump sum payments in the above table.

(6)
Represents amounts payable by us to reimburse the Named Executive Officers for the amount of any excise taxes payable under Code Section 4999 in connection with the payments and benefits summarized in this table and the immediately preceding table. Mr. Kunin is not entitled to receive a tax gross-up for the portion of the lump sum severance disclosed in this table that is related to the present value of the salary continuation payments that would otherwise have been payable for the rest of his life. The gross-up amounts assume a 35% federal tax rate, 7.85% state tax rate and 1.45% payroll tax rate.

Voluntary Termination After Change in Control

Name	Severance (1)($)	Enhanced/Accelerated Retirement Benefits (2)($)	Tax Gross-Ups (3)($)
Paul D. Finkelstein	—	22,361,049	13,075,667
Myron Kunin	7,676,549	—	7,158,769
Randy L. Pearce	—	3,355,357	1,773,320
Mark Kartarik	—	3,043,906	—
Gordon B. Nelson	—	3,165,768	—

(1)
For Mr. Kunin, the amount shown is a lump sum payment equal to the present value of the salary continuation payments that would otherwise have been payable for the rest of his life.

(2)
For Mr. Finkelstein, who is retirement eligible, the amount shown reflects the assumption that he will, upon a voluntary termination at any time after a change in control, exercise his right to elect an immediate lump sum retirement payment equal to his full monthly benefit (without any reduction for discounting and assuming annual 4% increases in the amount of that benefit) multiplied by the greater of (i) 240 or (ii) the joint life expectancy in months of Mr. Finkelstein and his former spouse. For Mr. Pearce, a voluntary termination at any time after a change in control results in the immediate commencement of his full monthly retirement benefit, without any reduction for vesting or discounting, which shall be paid for 240 months. Mr. Pearce has the option to elect an immediate lump sum payment of these benefits in an amount equal to his full monthly benefit multiplied by 240. The amount shown assumes that he has chosen to make such an election. For Messrs. Kartarik or Nelson, a voluntary termination within two years of a change in control results in an immediate lump sum retirement benefit payment equal to his full monthly benefit (without any reduction for vesting or discounting) multiplied by 240. A voluntary termination more than two years after a change in control for either of these two individuals results in the immediate commencement of his full monthly retirement benefit, without any reduction for vesting or discounting, which shall be paid for 240 months. These amounts are shown as lump sum payments in the above table.

(3)
Represents amounts payable by us to reimburse the Named Executive Officers for the amount of any excise taxes payable under Code Section 4999 in connection with the payments and benefits summarized in this table and previous table entitled "Change in Control with No Employment Termination." Mr. Kunin is not entitled to receive a tax gross-up for the lump sum severance disclosed in this table. The gross-up amounts assume a 35% federal tax rate, 7.85% state tax rate and 1.45% payroll tax rate.

 2008 Director Compensation Table

        Compensation of our directors is reviewed and determined by the Board on an annual basis, with consideration given to industry comparisons of directors' compensation. A portion of director compensation will be linked to our stock performance in the form of SARs and restricted stock. Employee directors do not receive any cash or other compensation for their services as directors. The cash compensation for non-employee directors who serve during only a portion of a fiscal year is prorated.

        The cash compensation for the fiscal year ended June 30, 2008, for each of our non-employee directors consisted of:

  •
  an annual retainer of $55,000 for service as a director, plus expenses; and

  •
  an annual retainer of $10,000 for serving as chairman of the Audit Committee.

        In addition, we granted the following to each director:

  •
  2,000 SARs at an exercise price of $28.57, which vest ratably over 5 years; and

  •
  2,000 shares of restricted stock, which vest ratably over 5 years.

        The following table shows, for each of the non-employee directors, information concerning annual and long-term compensation earned for services in all capacities during the fiscal year ended June 30, 2008.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total($)
Rolf F. Bjelland	65,000	40,260	13,742	1,704	120,705
Thomas L. Gregory	55,000	40,260	13,742	1,704	110,705
Van Zandt Hawn	55,000	40,260	13,742	1,704	110,705
Susan S. Hoyt	55,000	40,260	13,742	1,704	110,705
David B. Kunin	55,000	40,260	13,742	1,704	110,705
Stephen Watson	10,247	2,097	631	0	12,975

(1)
Values expressed represent the actual compensation cost recognized by us for such equity awards during fiscal 2008 as determined pursuant to SFAS 123(R) and utilizing the assumptions discussed in Note 10 to our financial statements for the fiscal year ended June 30, 2008.

  The following table shows, for each of our non-employee directors, information concerning stock awards granted during fiscal 2008 and the corresponding grant date fair value of those awards, as well as the aggregate number of stock awards outstanding as of June 30, 2008:

Name	Grant Date Fair Value of Stock Awards Granted in 2008($)(a)	Grant Date Fair Value of Option Awards Granted in 2008($)(a)	Aggregate Stock Awards Outstanding as of 06/30/08(#)	Aggregate Option Awards Outstanding as of 06/30/08(#)
Rolf F. Bjelland	57,140	17,200	4,676	67,250
Thomas L. Gregory	57,140	17,200	4,676	71,150
Van Zandt Hawn	57,140	17,200	4,676	67,250
Susan S. Hoyt	57,140	17,200	4,676	47,250
David B. Kunin	57,140	17,200	4,676	8,250
Stephen Watson	57,140	17,200	2,000	2,000

  (a)
  Valuation of awards based on the grant date fair value of those awards determined pursuant to SFAS 123(R) utilizing assumptions discussed in Note 10 to our financial statements for the fiscal year ended June 30, 2008.

(2)
Represents dividends paid on restricted stock awards.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC's regulations to furnish us with copies of all such reports.

        To our knowledge, based solely on a review of copies of reports filed with the SEC during the fiscal year ended June 30, 2008, all applicable Section 16(a) filing requirements were complied with except for four Form 4s for Mr. Pearce reporting his exercise of certain stock options and sale of the stock acquired upon such exercises that occurred on October 24, 2007. The Form 4s to report such exercises and sales were filed on October 29, 2007. The filings were late by one day due to a technical error with the electronic filing system.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Curtis Squire, Inc. ("CSI"), a Kunin family investment company, a majority of whose voting stock is owned by Myron Kunin, rents certain artworks to us in return for which we compensate certain of our employees who devote time to CSI business and we furnish office space and equipment for use by CSI. The parties have agreed that the reasonable value of this arrangement to each party is $200,000 per year. Other reportable transactions in which we participated in fiscal year 2008 include the following: We paid $676,973 to Beautopia, LLC, which is owned by David Kunin and CSI, for hair care products purchased in the ordinary course of business. We paid Timothy Kunin, a son of Myron Kunin and a brother of David Kunin, $429,228 for subscriptions to magazines for our salons. We have verified that the cost of these subscriptions is competitive with that charged by other subscription services. We have purchased from the Northwestern Mutual Life Insurance Company insurance policies on the lives of certain of our employees and officers. We paid aggregate premiums of $3,191,678 for these insurance policies. Michael Finkelstein, a son of Paul Finkelstein, is a registered insurance agent and received commissions of $471,502 related to these insurance policies paid for by us. We have determined that the amounts paid for these insurance policies are competitive with amounts that would be paid for similar products from other companies.

        Pursuant to the terms of the Audit Committee Charter, the Audit Committee is required to review and approve related party transactions with our General Counsel; however, we have not adopted formal policies or procedures for this review and approval process. Accordingly, no particular policies or procedures were followed in connection with review and approval of the related person transactions described above.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of August 15, 2008, the ownership of our Common Stock by each shareholder who is known by us to own beneficially more than 5% of our outstanding shares, by each director, by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. Except as indicated below, the parties listed in the table have the sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner or Identity of Group	Number of Shares Beneficially Owned(1)	Percent of Class
Myron Kunin(2)	875,661	2.03%
Paul D. Finkelstein	422,662	*
Rolf F. Bjelland	92,899	*
Thomas L. Gregory	75,050	*
Van Zandt Hawn	88,674	*
Susan S. Hoyt	52,454	*
David B. Kunin	20,665	*
Stephen Watson	2,000	*
Mark Kartarik	75,646	*
Gordon B. Nelson	49,236	*
Randy L. Pearce	103,037	*
All executive officers and directors as a group (fifteen persons)(2)	2,078,619	4.69%

*
less than 1%

(1)
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options/SARs exercisable within 60 days: 20,000 shares by Mr. Kunin; 138,100 shares by Mr. Finkelstein; 62,550 shares by Mr. Bjelland; 62,550 shares by Mr. Hawn; 42,550 shares by Ms. Hoyt; 66,450 shares by Mr. Gregory; 3,550 shares by Mr. David Kunin; 59,556 shares by Mr. Kartarik; 21,990 shares by Mr. Nelson; 31,140 shares by Mr. Pearce; and 627,137 shares by all directors and executive officers as a group.

(2)
Includes 827,561 shares owned by Curtis Squire, Inc. Myron Kunin owns a majority of the voting stock of Curtis Squire, Inc. and thereby has sole voting and investment powers over all Company shares owned by Curtis Squire, Inc.

 ITEM 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP, certified public accountants and independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending June 30, 2009. Although not required, the Board wishes to submit the selection of PricewaterhouseCoopers LLP for shareholders' ratification at the annual meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

Audit Fees

        Aggregate audit fees billed for professional services rendered by PricewaterhouseCoopers LLP were $2,283,613 for the year ended June 30, 2008 and $1,965,337 for the year ended June 30, 2007. Such fees were primarily for professional services rendered for the audits of our consolidated financial statements as of and for the years ended June 30, 2008 and 2007, limited reviews of our unaudited condensed consolidated interim financial statements, statutory audits of certain of our subsidiaries and accounting consultations required to perform an audit in accordance with generally accepted auditing standards.

Audit Related Fees

        Aggregate audit related fees billed for professional services rendered by PricewaterhouseCoopers LLP were $1,091,405 for the year ended June 30, 2008 and $170,000 for the year ended June 30, 2007. The audit related fees as of the years ended June 30, 2008 and 2007 were for assurance and related services related to employee benefit plan and advertising funds audits, financial due diligence related to mergers and acquisitions and discussions concerning financial accounting and reporting standards.

Tax Fees

        Aggregate income tax compliance and related services fees billed for professional services rendered by PricewaterhouseCoopers LLP were $571,914 for the year ended June 30, 2008 and $820,622 for the year ended June 30, 2007.

All Other Fees

        In addition to the fees described above, aggregate fees of $1,500 and $1,500 were billed by PricewaterhouseCoopers LLP during the years ended June 30, 2008 and 2007, respectively, for fees related to a research tool that we access through PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP to perform auditing services for the current fiscal year ending June 30, 2009, based upon an engagement letter submitted by PricewaterhouseCoopers. In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All of the professional services provided by PricewaterhouseCoopers LLP during the years ended June 30, 2008 and June 30, 2007 were approved or pre-approved in accordance with policies of our Audit Committee.

 AUDIT COMMITTEE REPORT

        The Audit Committee reports to and assists the Board in providing oversight of the financial management, independent auditors and financial reporting procedures of Regis. Each member of the Audit Committee is "independent" within the meaning of applicable NYSE listing standards. The Audit Committee has adopted a written charter describing its functions, which has been approved by the Board.

        Our management is responsible for preparing our financial statements and the overall reporting process, including our system of internal controls. Our independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the financial statements and our system of internal controls over financial reporting and expressing opinions thereon.

        In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the "PCAOB").

        In addition, the Committee has discussed with the independent auditors the auditors' independence from us and our management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), as adopted by the PCAOB. The Committee has also considered whether the independent auditors' provision of non-audit services to Regis is compatible with the auditors' independence.

        The Committee discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2008, for filing with the SEC. The Committee also has recommended to the Board the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009.

Rolf F. Bjelland, Chair Van Zandt Hawn Thomas L. Gregory Stephen Watson Members of the Audit Committee

 PROPOSALS OF SHAREHOLDERS

        Shareholders who intend to present proposals at the 2009 Annual Meeting, and who wish to have such proposals included in our Proxy Statement for the 2009 Annual Meeting, must be certain that such proposals are received by our Secretary, 7201 Metro Boulevard, Edina, Minnesota 55439, not later than May 12, 2009. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for our 2009 Annual Meeting.

        For any proposal that is not submitted for inclusion in our 2009 Proxy Statement, but is instead sought to be presented directly at the 2009 Annual Meeting, we must receive notice of such proposal not later than July 25, 2009 and not earlier than June 25, 2009, provided that in the event that the date of the 2009 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the 2008 Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2009 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2009 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Notices of intention to present proposals at our 2009 Annual Meeting should be addressed to our Secretary, 7201 Metro Boulevard, Edina, Minnesota 55439.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

        Our Annual Report to Shareholders and Form 10-K, including financial statements for the year ended June 30, 2008, is available on our website at www.regiscorp.com. If requested, we will provide shareholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Such requests should be directed to Eric A. Bakken, our Secretary, at our address stated herein.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on October 23, 2008.

        The Notice of Annual Meeting, Proxy Statement, Annual Report to Shareholders and Form 10-K are available at www.proxyvote.com.

 GENERAL

        The Board knows of no other matter to be acted upon at the meeting. However, if any other matter is properly brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

        In order that your shares may be represented if you do not plan to attend the meeting, please sign, date and return your proxy promptly. In the event you are able to attend, at your request we will cancel the proxy.

By Order of the Board

Eric A. Bakken Secretary

September 9, 2008

REGIS CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 23, 2008

9:00 a.m.

Regis Corporation

7201 Metro Boulevard

Edina, Minnesota 55439

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting, Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

If you Vote by Phone or Internet, please do not mail your Proxy Card please detach here

Regis Corporation
7201 Metro Boulevard, Edina, MN 55439	proxy

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 23, 2008

The undersigned hereby appoints Paul Finkelstein and Eric Bakken, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Regis Corporation (the “Company”) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on October 23, 2008, and at any and all adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR each of the director nominees and each of the proposals listed on the proxy card.

(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)

REGIS CORPORATION

7201 METRO BOULEVARD

MINNEAPOLIS, MN 55439

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regis Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Regis Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	REGIS1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGIS CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR each of the director nominees and the proposals in items 2 and 3.	☐	☐	☐

Vote on Directors

1.	Election of directors.

NOMINEES:

	01 Rolf F. Bjelland	05 Susan S. Hoyt
	02 Paul D. Finkelstein	06 David B. Kunin
	03 Thomas L. Gregory	07 Stephen Watson
04 Van Zandt Hawn

Vote on Proposals		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

3.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND EACH PROPOSAL.

Where stock is registered jointly in the names of two or more persons ALL should Sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REGIS CORPORATION

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Materials

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

REGIS CORPORATION

7201 METRO BLVD

MINNEAPOLIS, MN 55439

Shareholder Meeting to be held on 10/23/08

Proxy Materials Available

•   Notice of Annual Meeting and Proxy Statement

•   Annual Report and Form 10-K

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before 10/09/08.

HOW TO VIEW MATERIALS VIA THE INTERNET

Have the 12 Digit Control Number(s) (located on the following page) available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS

1) BY INTERNET	- www.proxyvote.com
2) BY TELEPHONE	- 1-800-579-1639
3) BY E-MAIL*	- sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information

Meeting Type:	Annual
Meeting Date:	October 23, 2008
Meeting Time:	9:00 A.M. CDT
For holders as of:	August 26, 2008

Meeting Location:

Regis Corporation

7201 Metro Boulevard

Edina, MN 55439

Meeting Directions:

For Meeting Directions Please Call:

(952) 947-7777

How To Vote

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your notice in hand when you access the web site and follow the instructions.

Voting items

The Board of Directors recommends a vote FOR each of the director nominees and the proposals in items 2 and 3.

1.	Election of directors.

NOMINEES:

01 Rolf F. Bjelland
02 Paul D. Finkelstein
03 Thomas L. Gregory
04 Van Zandt Hawn
05 Susan S. Hoyt
06 David B. Kunin
07 Stephen Watson

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

3.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

QuickLinks

ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 23, 2008
AVAILABILITY OF PROXY MATERIALS
SOLICITATION AND REVOCATION OF PROXIES
VOTING RIGHTS
ITEM 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
2008 SHORT TERM INCENTIVE COMPENSATION PLAN
2008 LTI AWARDS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN 2008
OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END
2008 OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS IN 2008
NONQUALIFIED DEFERRED COMPENSATION FOR 2008
Potential Payments Upon Termination or Change in Control
2008 Director Compensation Table
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ITEM 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PROPOSALS OF SHAREHOLDERS
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
GENERAL